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                                                                   EXHIBIT 10.29

                         CREDIT AND SECURITY AGREEMENT

                         Dated as of October 25, 2000

                                     Among

                     MOHAWK FACTORING, INC., as Borrower,

                     MOHAWK SERVICING, INC., as Servicer,

                     BLUE RIDGE ASSET FUNDING CORPORATION,

              THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO

                                      and

                          WACHOVIA BANK, N.A., as Agent
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                         CREDIT AND SECURITY AGREEMENT

          THIS CREDIT AND SECURITY AGREEMENT, dated as of October 25, 2000 is entered into by and among:

          (a) Mohawk Factoring, Inc., a Delaware corporation
     ("Borrower"),

          (b) Mohawk Servicing, Inc., a Delaware corporation ("Mohawk Servicing"), as initial Servicer (the Servicer together with Borrower, the "Loan Parties" and each, a "Loan Party"),

          (c) The entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Liquidity Banks"),

          (d) Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), and

          (e) Wachovia Bank, N.A., as agent for the Lenders hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent").

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                            PRELIMINARY STATEMENTS

          Borrower desires to borrow from the Lenders from time to time.

          Blue Ridge may, in its absolute and sole discretion, make Advances to Borrower from time to time.

          In the event that Blue Ridge declines to make any Advance, the Liquidity Banks shall, at the request of Borrower, make Advances from time to time.

          Wachovia Bank, N.A. has been requested and is willing to act as Agent on behalf of Blue Ridge and the Liquidity Banks in accordance with the terms hereof.

                                  ARTICLE I.

                                 THE ADVANCES

     Section 1.1  Credit Facility.
                  ---------------

          (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:

          (i) Borrower may, at its option, request Advances from the Lenders in an aggregate principal amount at any one time outstanding not to exceed the lesser of the
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     Aggregate Commitment and the Borrowing Base (such lesser amount, the
     "Borrowing Limit"); and

          (ii) Blue Ridge may, at its option, make the requested Advance, or if Blue Ridge shall decline to make any Advance, except as otherwise provided in Section 1.2, the Liquidity Banks severally agree that they shall make Loans in an aggregate principal amount equal to the requested Advance.

Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII.

          (b) Borrower may, upon at least 10 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Liquidity Banks, the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $5,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Liquidity Banks ratably in accordance with their respective Pro Rata Shares.

     Section 1.2 Increases. Borrower shall provide the Agent with at least two
                 ---------
(2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Advance (each, a "Borrowing Notice"). Each Borrowing Notice shall be subject to
Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000), the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall only be on a Settlement Date), and, in the case of an Advance which Borrower has been notified by the Agent will be funded by the Liquidity Banks, the requested Interest Rate and Interest Period. Following receipt of a Borrowing Notice, the Agent will determine whether Blue Ridge agrees to make the requested Advance. If Blue Ridge declines to make a proposed Advance, Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be made by the Liquidity Banks at the requested Interest Rate and Interest Period. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, Blue Ridge or the Liquidity Banks, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (New York time), an amount equal to (i) in the case of Blue Ridge, the principal amount of the requested Advance or (ii) in the case of a Liquidity Bank, each such Liquidity Bank's Pro Rata Share of the principal amount of the requested Advance.

     Section 1.3 Decreases. Except as provided in Section 1.4, Borrower shall
                 ---------
provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Principal. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of Blue Ridge and the Liquidity Banks in accordance with the amount of principal (if any) owing to Blue Ridge, on the one hand, and the amount of principal (if any) owing to the Liquidity Banks (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

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     Section 1.4  Deemed Collections; Borrowing Limit.
                  -----------------------------------

          (a)   If on any day:

          (i) the Outstanding Balance of any Receivable is reduced by the Servicer as a result of any defective or rejected goods or services or any other adjustment (other than a Cash Discount) by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory charge, or

          (ii) the Outstanding Balance of any Receivable is reduced or canceled by the Servicer as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

          (iii) the Outstanding Balance of any Receivable is reduced by the Servicer on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

          (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

          (v) any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

          (b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the Aggregate Principal exceeds the Borrowing Limit, Borrower shall pay to the Agent not later than the next succeeding Settlement Date an amount to be applied to reduce the Aggregate Principal (as allocated by the Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit.

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     Section 1.5 Payment Requirements. All amounts to be paid or deposited by
                 --------------------
any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 1:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the Agent's Account, for the account of such Lender, until otherwise notified by the Agent. All computations of CP Costs, Interest, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

     Section 1.6 Ratable Loans; Funding Mechanics; Liquidity Fundings.
                 ----------------------------------------------------

          (a) Each Advance hereunder shall consist of one or more Loans made by Blue Ridge and/or the Liquidity Banks.

          (b) Each Lender funding any Loan shall wire transfer the principal amount of its Loan to the Agent in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, the Agent shall wire transfer such funds to the account specified by Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date.

          (c) While it is the intent of Blue Ridge to fund each requested Advance through the issuance of its Commercial Paper, the parties acknowledge that if Blue Ridge is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, Blue Ridge may put all or any portion of its Loans to the Liquidity Banks at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or LIBO Rate Loans, or a combination thereof, selected by Borrower in accordance with Article IV. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by Blue Ridge or the sale of one or more participations in a Loan made by Blue Ridge, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a "Lender" hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.

          (d) Nothing herein shall be deemed to commit Blue Ridge to make Loans.

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                                  ARTICLE II.

                           PAYMENTS AND COLLECTIONS

     Section 2.1  Payments. Borrower hereby promises to pay:
                  --------

          (a) the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;

          (b) the fees set forth in the Fee Letter on the dates specified therein;

          (c) all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date applicable thereto;

          (d) all accrued and unpaid Interest on the LIBO Rate Loans on the last day of each Interest Period applicable thereto;

          (e) all accrued and unpaid CP Costs on the CP Rate Loans on each Settlement Date; and

          (f) all Broken Funding Costs and Indemnified Amounts upon demand.

     Section 2.2 Collections Prior to Amortization; Demand for Payment of
                 --------------------------------------------------------
Certain Demand Advances.
-----------------------

          (a) On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the Agent's Account, for distribution to the Lenders, a portion of the Collections received by it during the preceding Settlement Period (after deduction of its Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:

          first, ratably to the payment of all invoiced accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing,

          second, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

          third, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Principal, and fourth, for the ratable payment of all other unpaid Obligations, if any, that are then due and owing.

The balance, if any, shall be transferred to Borrower or otherwise in accordance with Borrower's instructions. Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2(a), shall be shared ratably (within each priority) among the Agent and the

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Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

          (b) If the Collections are insufficient to pay the Servicing Fee and the Obligations specified above on any Settlement Date, Borrower shall make demand upon Mohawk Resources for repayment of any outstanding Demand Advances in an aggregate amount equal to the lesser of (i) the amount of such shortfall in Collections, and (ii) the aggregate outstanding principal balance of the Demand Advances, together with all accrued and unpaid interest thereon.

     Section 2.3    Demand for Payment of Demand Advances on the Amortization
                    ---------------------------------------------------------
Date; Collections Following Amortization.
----------------------------------------

          (a) On the Amortization Date, Borrower hereby agrees to make demand for payment of all Demand Advances, together with all accrued and unpaid interest thereon, in an amount up to the outstanding balances of such Demand Advances, but not to exceed the then outstanding Obligations.

          (b) On the Amortization Date and on each day thereafter, to the extent the Obligations have not otherwise been paid, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the Agent's Account the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Obligations as follows:

          first, to the reimbursement of the Agent's reasonable costs of collection and enforcement of this Agreement,

          second, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs,

          third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

          fourth, to the ratable reduction of Aggregate Principal,

          fifth, for the ratable payment of all other unpaid Obligations, and sixth, after the Obligations have been indefeasibly reduced to zero, to Borrower.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3(b), shall be shared ratably (within each priority) among the Agent and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

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      Section 2.4   Payment Recission.  No payment of any of the Obligations
                    -----------------
shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such recission, return or refunding.

                                 ARTICLE III.

                              BLUE RIDGE FUNDING

      Section 3.1   CP Costs.  Borrower shall pay CP Costs with respect to the
                    --------
principal balance of Blue Ridge's Loans from time to time outstanding. Each Loan of Blue Ridge that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper on such day.

      Section 3.2   Calculation of CP Costs.  As soon as practicable, and not
                    -----------------------
later than the 3/rd/ Business Day immediately preceding each Monthly Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify Borrower of such aggregate amount, which notice shall include a reasonably detailed description of such calculations.

      Section 3.3   CP Costs Payments.  On each Settlement Date, Borrower shall
                    -----------------
pay to the Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans for the calendar month then most recently ended in accordance with
Article II.

      Section 3.4   Default Rate.  From and after the occurrence of an
                    ------------
Amortization Event, all Loans of Blue Ridge shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.

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                                  ARTICLE IV.

                            LIQUIDITY BANK FUNDING

     Section 4.1    Liquidity Bank Funding.  Prior to the occurrence of an
                    ----------------------
Amortization Event, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan transferred to the Liquidity Banks by Blue Ridge pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable). If the Liquidity Banks acquire by assignment from Blue Ridge any Loan pursuant to the Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

     Section 4.2    Interest Payments.  On the Settlement Date for each
                    -----------------
Liquidity Funding, Borrower shall pay to the Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Liquidity Funding in accordance with
Article II.

     Section 4.3    Selection and Continuation of Interest Periods.
                    ----------------------------------------------

             (a) With consultation from the Agent, Borrower shall from time to time request Interest Periods for the Liquidity Fundings, provided that if at any time any Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (A) of the definition of Settlement Date.

             (b) Borrower or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the "Terminating Tranche") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

     Section 4.4    Liquidity Bank Interest Rates.  Borrower may select the LIBO
                    -----------------------------
Rate or the Alternate Base Rate for each Liquidity Funding. Borrower shall by 12:00 noon (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the Agent irrevocable notice of the new Interest Rate for the Liquidity Funding associated with such Terminating Tranche. Until Borrower gives notice to the Agent of another Interest Rate, the initial Interest Rate for any Loan transferred to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

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     Section 4.5    Suspension of the LIBO Rate.
                    ---------------------------

             (a) If any Liquidity Bank notifies the Agent that it has reasonably determined that funding its Pro Rata Share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Liquidity Funding accruing Interest at such LIBO Rate.

             (b) If less than all of the Liquidity Banks give a notice to the Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Borrower, Blue Ridge or the Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or
(ii) another funding entity nominated by Borrower or the Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; provided that
(i) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of
Section 12.1(b).


     Section 4.6    Default Rate.  From and after the occurrence of an
                    ------------
Amortization Event, all Liquidity Fundings shall accrue Interest at the Default Rate.

                                  ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES

     Section 5.1    Representations and Warranties of the Loan Parties.  Each
                    --------------------------------------------------
Loan Party hereby represents and warrants to the Agent and the Lenders, as to itself, as of October 26, 2000, and except for representations and warranties that are limited to a certain date, as of the date of each Advance and as of each Settlement Date that:

             (a)    Existence and Power. Such Loan Party is duly organized,
                    -------------------
validly existing and in good standing under the laws of its state of incorporation. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold is not reasonably likely to have a Material Adverse Effect.

             (b)    Power and Authority; Due Authorization, Execution and
                    -----------------------------------------------------
Delivery. The execution and delivery by such Loan Party of this Agreement and
--------
each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower's use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

          (c) No Conflict. The execution and delivery by such Loan Party of this
              -----------
Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree applicable to it, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation is not reasonably likely to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing
              --------------------------
statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. There are no actions, suits or proceedings
              --------------
pending, or to the best of such Loan Party's knowledge, threatened in writing, before any court, arbitrator or other body, that is reasonably likely to have a Material Adverse Effect, except as set forth on Schedule 5.1(e) hereto. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body which is reasonably likely to have a Material Adverse Effect.

          (f) Binding Effect. This Agreement and each other Transaction Document
              --------------
to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All written information heretofore
              -----------------------
furnished by such Loan Party or any of its Affiliates to the Agent or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Agent or the Lenders, as of the date thereof does not and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (h) Use of Proceeds. No proceeds of any Advance hereunder will be used
              ---------------
for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (i) Good Title. Borrower is the legal and beneficial owner of
                      ----------
the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created hereby. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Borrower's ownership interest in each Receivable and the Related Security to the extent such interest can be perfected by filing a financing statement under the UCC.

                  (j) Perfection. This Agreement is effective to create a valid
                      ----------
security interest in favor of the Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Agent's (on behalf of the Secured Parties) security interest in the Collateral to the extent that a security interest therein may be perfected by filing a financing statement under the UCC.

                  (k) Places of Business and Locations of Collection Records.
                      ------------------------------------------------------
The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Collection Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower's Federal Employer Identification Number is correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in
                      -----------
Section 7.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Borrower has not granted any Person, other than the Agent as contemplated by and subject to this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude Borrower from granting Servicer access to the Lock-Boxes and Collection Accounts for purposes consistent with the terms of the Servicing Agreement and this Agreement prior to delivery of the Collection Notices and the appointment of a successor Servicer.

                  (m) Material Adverse Effect. The initial Servicer and the
                      -----------------------
Borrower represent and warrant that since June 30, 2000, no event has occurred that would have a Material Adverse Effect.

                  (n) Names. In the past five (5) years ended on the date of
                      -----
this Agreement, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Not a Holding Company or an Investment Company. Such Loan
                      ----------------------------------------------
Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Loan Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (p) Compliance with Law. Each Receivable, together with the
                      -------------------
        Invoice related thereto, does not violate any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where such violation is not reasonably likely to have a Material Adverse Effect.

                  (q) Compliance with Credit and Collection Policy. Such Loan
                      --------------------------------------------
        Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and since the Initial Cutoff Date has not made or consented to any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified and, if required under Section 7.1(b)(iii), granted its prior written consent.

                  (r) Payments to Applicable Originator. With respect to each
                      ---------------------------------
        Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.

                  (s) Enforceability of Receivables. Each Receivable represents
                      -----------------------------
        a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of thereof and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (t) Eligible Receivables. Each Receivable included in the Net
                      --------------------
        Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

                  (u) Borrowing Limit. Immediately after giving effect to each
                      ---------------
        Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

                  (v) Accounting. The manner in which Borrower accounts for the
                      ----------
        transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis with respect to transfers between the Originators and Borrower pursuant to the Receivables Sale Agreement.

             Section 5.2 Liquidity Bank Representations and Warranties. Each
                         ---------------------------------------------
        Liquidity Bank hereby represents and warrants to the Agent, Blue Ridge and the Loan Parties that:

                  (a)    Existence and Power. Such Liquidity Bank is a banking
                         -------------------
        association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under the Liquidity Agreement.

                  (b)    No Conflict. The execution and delivery by such
                         -----------
        Liquidity Bank of this Agreement and the Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets other than pursuant to the Transaction Documents.

                  (c)    Governmental Authorization. No authorization or
                         --------------------------
        approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Liquidity Bank of this Agreement or the Liquidity Agreement and the performance of its obligations hereunder or thereunder.

                  (d)    Binding Effect. Each of this Agreement and the
                         --------------
        Liquidity Agreement constitutes the legal, valid and binding obligation of such Liquidity Bank enforceable against such Liquidity Bank in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). This Agreement and the Liquidity Agreement have been duly authorized, executed and delivered by such Liquidity Bank, and is and will remain part of the permanent records of each Liquidity Bank.

                                  ARTICLE VI.

                            CONDITIONS OF ADVANCES

             Section 6.1 Conditions Precedent to Initial Advance. The initial
                         ---------------------------------------
        Advance under this Agreement is subject to the conditions precedent that
        (a) the Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement, (b) the Rating Agency Condition shall have been satisfied, and (c) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

             Section 6.2 Conditions Precedent to All Advances. Each Advance and
                         ------------------------------------
        each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agent on or prior to the date thereof all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) in the event of a change in law that affects the validity, perfection or priority of the Agent's security interest in the Collateral or a change in circumstances that materially and adversely affects the Receivables after the date of this Agreement, the Agent shall have received such other opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

                  (i)   the representations and warranties set forth in Section
             5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

                  (iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.

                                 ARTICLE VII.

                                   COVENANTS

             Section 7.1 Affirmative Covenants of the Loan Parties. Until the
                         -----------------------------------------
     Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting.  Servicer and Borrower will maintain,
                      -------------------
     for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                      (i) Annual Reporting. Promptly upon the filing thereof,
                          ----------------
             and within 90 days after the close of each of its respective fiscal years: (A) audited, unqualified financial statements (which shall include balance sheets, statements of earnings, stockholder's equity, and cash flows) of the Performance Guarantor for such fiscal year, accompanied by an opinion of independent public accountants of recognized national standing, and (B) analogous unaudited balance sheets and statements of earnings for Borrower, certified by one of its Responsible Financial Officers.

                       (ii)  Quarterly Reporting. Promptly upon the filing
                             -------------------
             thereof, and within 45 days after the close of the first three (3) quarterly periods of each of Performance Guarantor's fiscal years consolidated balance sheets of the Performance Guarantor as at the close of each such period and consolidated statements of earnings, stockholder's equity and cash flows for the Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Financial Officers. Within 90 days after the close of the first three (3) quarterly periods or each of Borrower's fiscal years balance sheets of Borrower as at the close of each such period and statements of earnings for Borrower for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Financial Officers.

                       (iii) Compliance Certificate. Together with the financial
                             ----------------------
             statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by one of Borrower's Responsible Financial Officers and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                       (iv)  Shareholders Statements and Reports. Promptly upon
                             -----------------------------------
             the furnishing thereof generally to the shareholders of Performance Guarantor copies of all financial statements, reports and proxy statements so furnished.

                       (v)   S.E.C. Filings. Promptly upon the filing thereof,
                             --------------
             copies of all registration statements (other than registration statements on Forms S-8 or S-3 covering benefit or compensation plans, stock purchase or dividend reinvestment plans, or for purposes of resales of securities by holders) and annual, quarterly, monthly or other regular reports which any Loan Party or any of its Affiliates files with the Securities and Exchange Commission.

                       (vi)  Other Information. Promptly, from time to time,
                             -----------------
             such other information, documents, records or reports relating to the Receivables or the condition or results of operations of such Loan Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Lenders under or as contemplated by this Agreement.

                  (b)  Notices. Such Loan Party will notify the Agent in writing
                       -------
        of any of the following within one (1) business day of learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                       (i) Amortization Events or Unmatured Amortization Events.
                           ----------------------------------------------------
             The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of a Responsible Financial Officer of such Loan Party.

                        (ii)  Copies of Notices. Promptly upon its receipt of
                              -----------------
              any notice, request for consent, financial statements, certification, report or other material communication under or in connection with any other Transaction Document from any Person other than the Agent or any Lender, a copy of the same.

                        (iii) Change in Credit and Collection Policy. At least
                              --------------------------------------
              thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) requesting the Agent's consent thereto if such proposed change or amendment is reasonably likely to adversely affect the collectibility of the Receivables generally or materially decrease the credit quality of newly created Receivables generally.

                        (iv)  Termination Date. The occurrence of the
                              ----------------
              "Termination Date" under and as defined in the Receivables Sale Agreement.

                        (v)   Defaults Under Other Agreements. The occurrence of
                              -------------------------------
              a default or an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor.

                        (vi)  Downgrade of Performance Guarantor. Any downgrade
                              ----------------------------------
              in the rating of any Indebtedness of Performance Guarantor by S&P or Moody's, setting forth the Indebtedness affected and the nature of such change.

                        (vii) Material Adverse Effect. The occurrence of any
                              -----------------------
              event or condition that has had, or is reasonably likely to have, a Material Adverse Effect.

                  (c)   Compliance with Laws and Preservation of Corporate
                        --------------------------------------------------
        Existence. Such Loan Party will comply in all respects with all
        ---------
        applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify is not reasonably likely to have a Material Adverse Effect.

                  (d)   Audits. Such Loan Party will furnish to the Agent from
                        ------
        time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by the Agent upon not less than two (2) Business Days' prior written notice (unless an Amortization Event has occurred in which case the Agent may have access on demand without notice), permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Collection Records and Other Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and
        (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i)
above, and to discuss matters relating to such Person's financial condition or the Collateral or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) the Loan Parties shall only be responsible for the out-of-pocket costs and expenses of one (1) Review in any one calendar year, and
(B) the Agent will not request more than four (4) Reviews in any one calendar year.

                   (e) Keeping and Marking of Records and Books.
                       ----------------------------------------

                   (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                   (ii) Borrower will: (A) on or prior to October 26, 2000, mark its master data processing records and other books and records relating to the Loans with a legend or code, reasonably acceptable to the Agent, describing the Agent's security interest in the Collateral and (B) upon the request of the Agent following the occurrence of an Amortization Event: (x) mark each Contract with a legend or code describing the Agent's security interest relating to the Receivables,

                   (f) Compliance with Credit and Collection Policy. Such Loan
                       --------------------------------------------
Party will comply in all respects with the Credit and Collection Po1icy in regard to each Receivable and the related Contract.

                   (g) Performance and Enforcement of Receivables Sale
                       -----------------------------------------------
Agreement. Borrower will perform each of its obligations and undertakings under
---------
and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof, and will diligently enforce each Originator's obligations under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                   (h) Ownership. Borrower will (or will cause each Originator
                       ---------
to) take all necessary action to establish and maintain, irrevocably, in Borrower all right, title and interest in and to Receivables purchased under the Receivables Sale Agreement together with the associated Related Security, in each case, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Borrower's interest in such Receivables and the Related Security (to the extent such ownership interest therein can be perfected by filing UCC financing statements) and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Lenders as the Agent may reasonably request, all to the extent such ownership can be perfected by filing UCC financing statements.

                  (i)  Lenders' Reliance. Borrower acknowledges that the Lenders
                       -----------------
are relying upon Borrower's identity as a legal entity that is separate from each Originator and its other Affiliates and agrees to take all reasonable steps to maintain Borrower's identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and its other Affiliates (other than Borrower) and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, (i) Borrower will conduct its affairs in strict compliance with Sections 7.06 and
7.07 of its Amended and Restated Certificate of Incorporation as in effect on the October 26, 2000 and as hereafter amended with the consent of the Agent (which consent shall not be unreasonably withheld or delayed), and (ii) Borrower will maintain at all times Net Worth greater than or equal to the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause Net Worth to be less than the Required Capital Amount.

                  (j)  Collections. Borrower will cause (1) all proceeds from
                       -----------
all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times from and after December 11, 2000, to a Collection Account Agreement that is in full force and effect. If any new Lock-Boxes or Collection Accounts are established after the date of this Agreement, in addition to compliance with the foregoing clause (2), Borrower will promptly provide the Agent with copies of an updated Exhibit IV to this Agreement and an updated Exhibit III to the Receivables Sale Agreement. In the event any payments relating to the Collateral are remitted directly to any Loan Party or any Affiliate of such Loan Party, such Loan Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two
(2) Business Days following receipt thereof, and, at all times prior to such remittance, such Loan Party will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement; provided, however, that nothing herein shall be deemed to preclude Borrower from granting Servicer access to the Lock-Boxes and Collection Accounts for purposes consistent with the terms of the Servicing Agreement and this Agreement prior to delivery of the Collection Notices.

                   (k) Taxes. To the extent that such Loan Party's tax returns
                       -----
are not lawfully consolidated with the returns of another Person, such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any taxes payable by it in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent or any Lender.

                   (l) Payment to Applicable Originator. With respect to any
                       --------------------------------
Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in accordance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

     Section 7.2   Negative Covenants of the Loan Parties. Until the Final
                   --------------------------------------
Payout Date, each Loan Party hereby covenants, as to itself, that:

                   (a) Name Change, Offices and Collection Records. Each of
                       -------------------------------------------
Borrower and Servicer will not and will not authorize any Originator to, change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Collection Records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                   (b) Change in Payment Instructions to Obligors. Except as may
                       ------------------------------------------
be required by the Agent pursuant to Section 8.2(b), such Loan Party will not, and will not authorize any Originator to, add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change, and (ii) if such change occurs on or after December 11, 2000, a Collection Account Agreement with respect to any new Lock-Box or Collection Account; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that complies with this clause
(ii).

                   (c) Modifications to Contracts and Credit and Collection
                       ----------------------------------------------------
Policy. Such Loan Party will not, and will not cause or authorize any
------
Originator to, make any change to the Credit and Collection Policy that is reasonably likely to materially adversely affect the collectibility of the Receivables generally or materially decrease the credit quality of newly created Receivables generally. The Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

               (d)  Sales, Liens. Borrower will not sell, assign (by operation
                    ------------
of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, its interest in any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.

               (e)  Use of Proceeds. Borrower will not use the proceeds of the
                    ---------------
Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, (ii) making loans to Mohawk Resources at any time so long as no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.

               (f)  Termination Date Determination. Borrower will not designate
                    ------------------------------
the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof prior to the Final Payout Date, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

               (g)  Restricted Junior Payments. Borrower will not make any
                    --------------------------
Restricted Junior Payment if after giving effect thereto, Borrower's Net Worth would be less than the Required Capital Amount.

               (h)  Borrower Indebtedness. Borrower will not incur or permit to
                    ---------------------
exist any Indebtedness or liability on account of deposits except: (i) the Obligations, and (ii) other current accounts payable arising in the ordinary course of business.


                                 ARTICLE VIII.

                         ADMINISTRATION AND COLLECTION

     Section 8.1    Designation of Servicer.
                    -----------------------

               (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Mohawk Servicing is hereby designated as, and shall have the rights and agrees to perform the duties and obligations of, the initial Servicer pursuant to the terms of the Servicing Agreement, subject to the provisions of this Agreement. The Borrower may, at any time upon thirty (30) days prior written notice to the Agent, designate any other direct or indirect Subsidiary of the Performance Guarantor as a successor Servicer, provided the Rating Agency Condition is satisfied. The Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed Mohawk Servicing or any successor Servicer provided that the Rating Agency Condition is satisfied. To the extent that the Servicer's obligations under this Agreement are inconsistent with its obligations under the Servicing Agreement, the terms of this Agreement shall govern and control.

               (b) Mohawk Servicing may delegate, and Mohawk Servicing hereby advises the Lenders and the Agent that it has delegated, to the Originators, as sub-servicers of the Servicer, to the Performance Guarantor, and to Mohawk Carpet Corporation, a Delaware corporation ("Mohawk Carpet"), certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originator. Without the prior written consent of the Agent and the Required Liquidity Banks, Mohawk Servicing shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) the Originators, (iii) the Performance Guarantor, (iv) Mohawk Carpet, and (v) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Borrower nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Mohawk Servicing. If at any time the Agent shall designate as Servicer any Person other than Mohawk Servicing, all duties and responsibilities theretofore delegated by Mohawk Servicing to Borrower or the Originators may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Mohawk Servicing and to Borrower and the Originators.

               (c) Notwithstanding the foregoing subsection (b): Mohawk Servicing shall be and remain primarily liable for the full and prompt performance of all duties and responsibilities of the Servicer pursuant to the Servicing Agreement and this Agreement. Mohawk Servicing, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2    Certain Duties of Servicer.
                    --------------------------

               (a)  [intentionally deleted].

               (b) From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

               (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

               (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Lenders under this Agreement except to the extent payment is received thereon from the Originator pursuant to the Receivables Sale Agreement.

               (e) If demanded by the Agent following an Amortization Event, the Servicer shall deliver or make available to the Agent all such Collection Records or duplicates thereof, at a place selected by the Agent, provided that such Collection Records will be available for use by the Borrower, the Performance Guarantor and their Affiliates for reasonable use in their respective businesses. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

               (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3    Collection Notices. The Agent is authorized at any time
                    ------------------
after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Agent for the benefit of the Lenders, effective when the Agent delivers such Collection Notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Agent, and agrees that the Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower's name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Borrower and applied against the Obligations.

     Section 8.4    Responsibilities of Borrower. Anything herein to the
                    ----------------------------
contrary notwithstanding, the exercise by the Agent and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Agent nor the Lenders shall have any obligation with respect to any Receivable or related Contracts to perform the obligations of Borrower that give rise to such Receivable.

     Section 8.5    Monthly Reports. The Servicer shall prepare and forward, or
                    ---------------
cause to be prepared and forwarded, to the Agent (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and
(ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

     Section 8.6    Servicing Fee. As compensation for the Servicer's servicing
                    -------------
activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date. The Servicing Fee specified in this Section 8.6 shall be in lieu of the fee payable to Mohawk Servicing pursuant to the Servicing Agreement.


                                  ARTICLE IX.

                             AMORTIZATION EVENTS

     Section 9.1    Amortization Events. The occurrence of any one or more of
                    -------------------
the following events shall constitute an Amortization Event:

               (a) Performance Guarantor or any Loan Party shall fail to make any payment or deposit required to be made by it under this Agreement or the Performance Undertaking when due and, for any such payment or deposit which is not in respect of principal, such failure continues for three (3) consecutive Business Days.

               (b) Any representation, warranty, certification or written statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

               (c) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.4 when due, or any covenant contained in Section 7.1(b) within three (3) Business Days after the same is due.

               (d) Performance Guarantor, Borrower or Servicer shall fail to perform or observe any other covenant or agreement applicable to it under any Transaction Document to which it is party and such failure shall continue for thirty (30) consecutive days after notice of non-performance.

               (e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due (taking into account any grace or cure period) or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity or results in the acceleration of such Indebtedness; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

               (f) Failure of Performance Guarantor or any of its Subsidiaries other than Borrower to pay Indebtedness in excess of $25,000,000 in aggregate principal amount (hereinafter, "Material Debt") when due; or the default by Performance Guarantor or any of its Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity or results in the acceleration of such Material Debt; or any Material Debt of Performance Guarantor or any of its Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

               (g) An Event of Bankruptcy shall occur with respect to Performance Guarantor, any Loan Party or any of their respective Subsidiaries.

               (h)  As at the end of any Calculation Period:

                    (i) the three-month rolling average Delinquency Ratio shall exceed 5.5%,

                    (ii) the three-month rolling average Default Ratio shall exceed 4.75%, or

                    (iii) the three-month rolling average Dilution Ratio shall exceed 9.5%.

               (i)  A Change of Control shall occur.

               (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against Performance Guarantor or any of its Subsidiaries (other than Borrower on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

               (k) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement; or without the Agent's prior written consent, Borrower shall consent to any assignment by an Originator of its rights or obligations under the Receivables Sale Agreement other than to the surviving entity in a merger or consolidation of an Originator with one or more other Originators; or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

               (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of either Loan Party, or the Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

               (m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit after any payment of the Obligations by Borrower.

               (n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

               (o) The PBGC or Internal Revenue Service shall file any notice of lien on any of the Receivables or the Related Security.


               (p)     [intentionally deleted].

               (q) Any event shall occur which has, or is reasonably likely to have, a Material Adverse Effect.

               (r)     Mohawk Resources shall incur any Indebtedness other than
(i) amounts owed to Borrower as a result of any Demand Advance and (ii) Indebtedness evidenced by the Mohawk Resources Note.

               (s) At any time while any Demand Advance remains outstanding, Mohawk Resources' Approved Assets fail to exceed its total liabilities (determined in accordance with GAAP) by at least $10,000,000.

          Section 9.2  Remedies. Upon the occurrence and during the
                       --------
continuation of an Amortization Event, the Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and the Person acting as Servicer may be replaced by the Agent in its sole discretion; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party,
(ii) deliver the Collection Notices to the Collection Banks, (iii) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (iv) notify Obligors of the Agent's security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                  ARTICLE X.

                                INDEMNIFICATION

          Section 10.1  Indemnities by the Loan Parties. Without limiting any
                        -------------------------------
other rights that the Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay upon demand to) the Agent, Blue Ridge, each of the Liquidity Banks and each of their respective officers, directors, agents and employees of the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements actually incurred (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against and actually paid or actually incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against and actually paid or actually incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

               (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of any Indemnified Party;

               (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income or gross receipts of such Indemnified Party;

provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to Borrower or Servicer for amounts otherwise specifically provided to be paid by either such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agent and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Servicer) relating to or resulting from:

               (i) any representation or warranty made by any Loan Party or any Originator (or any of their respective officers on behalf of any such Person) under or in connection with any Transaction Document to which they are parties, or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by Borrower, the servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement, the Receivables Sale Agreement or the Servicing Agreement;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) any Collections received, directly or indirectly by an Originator (or its agent) which are not promptly remitted to Buyer;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement, the Receivables Sales Agreement or the Servicing Agreement, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any failure of Borrower to acquire and maintain ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder);

                    (x) any failure to vest and maintain vested in the Agent for the benefit of the Lenders a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                    (xi) the failure to have filed or to have maintained effective financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable domestic or foreign laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

                    (xii) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

     Section 10.2   Increased Cost and Reduced Return. If after October 26,
                    ---------------------------------
2000, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any tax, duty or other charge on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall revenues or net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Borrower shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. Each Funding Source will promptly notify the Agent, and Agent will promptly thereafter notify Borrower, of any event of which it has knowledge, occurring after October 26, 2000, which will entitle such Funding Source to compensation pursuant to this Section and will, if possible, designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Funding Source, be otherwise materially disadvantageous to such Funding Source. A certificate of any Funding Source claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Funding Source may use any reasonable averaging and attribution methods previously disclosed in writing to Borrower.

          Section 10.3   Other Costs and Expenses. Borrower shall pay to the
                         ------------------------
Agent and Blue Ridge on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution, and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of each Review (subject to the limitations set forth in Section 7.1(d)). Borrower shall pay to the Agent on demand any and all reasonable costs and expenses of the Agent and the Lenders, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                  ARTICLE XI.

                                   THE AGENT

          Section 11.1   Authorization and Action. Each Lender hereby designates
                         ------------------------
and appoints Wachovia to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto, and the Loan Parties may rely on this designation and appointment and deal solely with the Agent. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of such Loan Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender hereby authorizes the Agent to execute each of the UCC financing statements and each Collection Account Agreement on behalf of such Lender (the terms of which shall be binding on such Lender).

          Section 11.2   Delegation of Duties. The Agent may execute any of its
                         --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 11.3   Exculpatory Provisions. Neither the Agent nor any of
                         ----------------------
its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless the Agent has received notice from Borrower or a Lender.

          Section 11.4   Reliance by Agent. The Agent shall in all cases be
                         -----------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          Section 11.5   Non-Reliance on Agent and Other Lenders. Each Lender
                         ---------------------------------------
expressly acknowledges that neither the Agent, nor any of its officers directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it arid that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 11.6   Reimbursement and Indemnification. The Liquidity Banks
                         ---------------------------------
agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 11.7   Agent in its Individual Capacity. The Agent and its
                         --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though the Agent were not the Agent hereunder. With respect to the making of Loans pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not the Agent, and the terms "Liquidity Bank," "Lender," "Liquidity Banks" and "Lenders" shall include the Agent in its individual capacity.

          Section 11.8   Successor Agent. The Agent, upon five (5) days' notice
                         ---------------
to the Loan Parties and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Majority Lenders; provided, however, that Wachovia shall not voluntarily resign as the Agent so long as any of the Liquidity Commitments remain in effect or Blue Ridge has any outstanding Loans. If the Agent (other than Wachovia) shall voluntarily resign or be removed as Agent under this Agreement, then the Required Liquidity Lenders during such five-day period shall appoint, with the consent of Borrower from among the remaining Liquidity Banks, a successor Agent, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successr agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. Upon resignation or replacement of any A gent in accordance with this Section 11.8, the retiring Agent shall execute such UCC-3 or other UCC assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                 ARTICLE XII.

                         ASSIGNMENTS; PARTICIPATIONS

          Section 12.1   Assignments.
                         -----------

                    (a) Each of the Agent, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement.

                    (b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a "Purchasing Liquidity Bank") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in
Exhibit VII hereto (an "Assignment Agreement") executed by such Purchasing Liquidity Bank and such selling Liquidity Bank; provided, however, that any assignment of a Liquidity Bank's rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the Liquidity Agreement. The consent of Blue Ridge shall be required prior to the effectiveness of any such assignment. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Blue Ridge, an enforceability opinion in form and substance satisfactory to the Agent and Blue Ridge. Upon delivery of an executed Assignment Agreement to the Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and the Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agent shall be required. The Agent shall give the Borrower prior notice of the name of any assignee of a Liquidity Bank and the name(s) of the selling Liquidity Bank(s) and the amounts assigned by each selling Liquidity Bank.

                    (c) Each of the Liquidity Banks agrees that in the event that it shall suffer a Downgrading Event, the Agent shall promptly notify Borrower and such Downgraded Liquidity Bank shall be obliged, at the request of Blue Ridge, the Agent or Borrower, to (i) collateralize its Commitment and its Liquidity Commitment in a manner acceptab1e to the Agent, or (ii) assign all of its rights and obligations hereunder and under the Liquidity Agreement to an Eligible Assignee nominated by the Agent or a Loan Party and acceptable to Blue Ridge and willing to participate in this Agreement and the Liquidity Agreement through the Liquidity Termination Date in the place of such Downgraded Liquidity Bank; provided that the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank's Pro Rata Share of the Obligations owing to the Liquidity Banks.

                    (d) No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent and each of the Lenders and without satisfying the Rating Agency Condition.

          Section 12.2   Participations. Any Liquidity Bank may, in the
                         --------------
ordinary course of its business at any time sell to one or more Persons (each, a "Participant") participating interests in its Pro Rata Share of the Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Liquidity Bank hereunder or under the Liquidity Agreement. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Loan Parties, Blue Ridge and the Agent shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


                                 ARTICLE XIII.

                               SECURITY INTEREST

          Section 13.1   Grant of Security Interest. To secure the due and
                         --------------------------
punctual payment of the Obligations, whether now or hereafter existing, due or to be come due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security and all proceeds of the foregoing (collectively, the "Collateral").

          Section 13.2   Termination after Final Payout Date. Each of the
                         -----------------------------------
Secured Parties hereby authorizes the Agent, and the Agent hereby agrees, promptly upon the Final Payout Date to execute and deliver to Borrower a termination of and release of the security interests created under this Agreement and any Collection Account Agreement, together with such UCC termination statements as may be necessary to terminate, or behalf of itself and the Lenders, the security interest in and Adverse Claim upon the Collateral held by the Agent for the benefit of the Lenders, all at Borrower's expense. Upon the Final Payout Date, all right, title and interest of the Agent and the Lenders in and to the Collateral shall terminate.

                                  ARTICLE XIV.

                                 MISCELLANEOUS

          Section 14.1   Waivers and Amendments.
                         ----------------------

                    (a) No failure or delay on the part of the Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Blue Ridge, Borrower and the Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                    (i) without the consent of each affected Lender, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Liquidity Bank's Pro Rata Share or any Liquidity Bank's Commitment, (E) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 14.1(b), (F) consent to or pen nit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," "Interest Reserve," "Servicing Reserve" or "Required Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or

                    (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent,

and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition, to the extent the Rating Agency Condition is required of Blue Ridge. Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Borrower, the Agent may amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Agent, the Required Liquidity Banks and Blue Ridge may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower, provided that such amendment has no negative impact upon Borrower. Any modification or waiver made in accordance with this Section
14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agent.

          Section 14.2   Notices. Except as provided in this section 14.2, all
                         -------
communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be give: I to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by nail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Borrower hereby authorizes the Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Responsible Financial Officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice.

If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

     Section 14.3  Ratable Payments. If any Lender, whether by set off or
                   ----------------
otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 14.4  Protection of Agent's Security Interest.
                   ---------------------------------------

          (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Agent's security interest in the Collateral, or to enable the Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower's expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee.

          (b) If Borrower or any Performance Guarantor fails to perform any of its obligations hereunder, the Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Lender's reasonable costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Borrower irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of Borrower (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.

     Section 14.5  Confidentiality.
                   ---------------

          (a) Each of the Loan Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the electronic models and files (including electronic files containing model accounting entries for securitization transactions) provided by the Agent or Blue Ridge in connection with this Agreement, provided, however, such information may be disclosed to third parties to the extent such disclosure is (i) required to comply with any applicable law (including federal and state securities laws) or order of any judicial or administrative proceeding, or (ii) required in response to any summons or subpoena or in connection with any litigation, provided, further, that such Loan Party informs such person that such information is sensitive, proprietary and confidential. Notwithstanding the foregoing, the Loan Parties shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such Loan Party or its Affiliates.

          (b) Each of the Lenders and the Agent shall maintain and shall cause each of its employees, officers and agents to maintain the confidentiality of any nonpublic information with respect to the Originators and the Loan Parties, except that any of the foregoing may disclose such information (i) to any party to this Agreement, (ii) to any prospective or actual assignee or participant of any of the Agent or any Lender, (iii) to any rating agency who rates the Commercial Paper, to any Commercial Paper dealer, and to any provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing, provided that each Person described in the foregoing clause (ii) or
(iii) is informed of the confidential nature of such information and, in the case of a Person described in clause (ii), agrees in writing to maintain the confidentiality of such information in accordance with this Section 14.5(b); and
(iv) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, (x) Blue Ridge shall be permitted to disclose Receivables performance information and details concerning the structure of the facility contemplated hereby in summary form and in a manner not identifying the Originators, the Borrower, the Servicer, the Parent, or the Obligors to prospective investors in Commercial Paper issued by Blue Ridge, and (y) Blue Ridge, the Agent and the Lenders shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public though no fault of theirs or their respective Affiliates.

     Section 14.6 Bankruptcy Petition. Borrower, the Servicer, the Agent and
                  -------------------
each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 CHOICE OF LAW. THIS AGREEMENT AND EACH OF THE OTHER
                  -------------
TRANSACTION DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREFORE (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY

INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF GEORGIA.

     Section 14.8 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY
                  -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN FULTON COUNTY, GEORGIA.

     Section 14.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY
                  --------------------
JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 14.10 Integration; Binding Effect; Survival of Terms.
                   ----------------------------------------------

             (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

             (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any receiver or trustee in bankruptcy appointed for any of the parties or their respective successors and assigns). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

     Section 14.11 Counterparts; Severability; Section References. This
                   ----------------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 14.12 Wachovia Roles. Each of the Liquidity Banks acknowledges that
                   --------------
Wachovia acts, or may in the future act: (i) as administrative agent for Blue Ridge or any Liquidity Bank, (ii) as an issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper, and/or (iv) to provide other services from time to time for Blue Ridge or any Liquidity Bank (collectively, the "Wachovia Roles"). Without limiting the generality of this Section 14.13, each Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, and the giving of notice of a mandatory purchase pursuant to the Liquidity Agreement.

                           (signature pages follow)

                  IN WITNESS WHEREOF, the Loan Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof in Wilmington, Delaware, and each of the other parties hereto has caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

MOHAWK FACTORING, INC.


By:___________________________
Name:   Linda Bubacz
Title:  Assistant Treasurer and Secretary

       Address:  300 Delaware Avenue
                 Suite 1273C
                 Wilmington, Delaware 19801
                 Attn:  Linda Bubacz
                 Phone: (302) 552-3110
                 Fax:   (302) 552-312


MOHAWK SERVICING, INC.


By:___________________________
Name:   Sidney J. Frost
Title:  Vice President and Treasurer

       Address:  160 S. Industrial Blvd.
                 Calhoun, GA 30703
                 Attn:  Sidney J. Frost
                 Phone: (706) 624-2239
                 Fax:   (706) 625-3851

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA BANK, N.A., ITS ATTORNEY-IN-FACT


By: ______________________________________
     Name:
     Title:
     Address:   Blue Ridge Asset Funding Corporation
                100 North Main Street
                Winston-Salem, NC 27150
                Attention:  John Dillon
                Phone:      (336) 732-2690
                Fax:        (336) 732-5021

                      With a copy to:

                Blue Ridge Asset Funding Corporation
                c/o AMACAR Group, L.L.C.
                6525 Morrison Blvd., Suite 318
                Charlotte, North Carolina 28211
                Attention: Douglas K. Johnson

                Phone:  (704) 365-0569
                Fax:    (704) 365-1362


WACHOVIA BANK, N.A., as a Liquidity Bank and as Agent



By: ______________________________________
     Name:
     Title:

     Address:  Wachovia Bank, N.A.
               191 Peachtree Street, 26/th/ Floor
               GA-423
               Atlanta, Georgia 30303
               Attention:  Elizabeth R. Wagner

                      Phone: (404) 332-1398
                      Fax:   (404) 332-5152

                                   EXHIBIT I

                                  DEFINITIONS


               As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Adjusted Dilution Ratio" means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

               "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

               "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

               "Agent" has the meaning set forth in the preamble to this Agreement.

               "Agent's Account" means account #8735-098787 at Wachovia Bank, N.A., ABA #053100494.

               "Aggregate Commitment" means, on any date of determination, the aggregate amount of the Liquidity Banks' Commitments to make Loans hereunder. As of October 26, 2000, the Aggregate Commitment is $205,000,000.

               "Aggregate Principal" means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

               "Aggregate Reduction" has the meaning specified in Section
1.3.

               "Agreement" means this Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

               "Alternate Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

               "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate or the Default Rate, as applicable.

               "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is ten (10) Business Days after the Agent's receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

               "Amortization Event" has the meaning specified in Article IX.

               "Applicable Margin" means the applicable margin specified in
Section 2.05(a)(iii) of the Mohawk Credit Agreement.

               "Approved Assets" means senior obligations of Performance Guarantor, Mohawk Carpet Corporation, a Delaware corporation, and/or Aladdin Manufacturing Corporation, a Georgia corporation, payable to Mohawk Resources upon demand.

               "Assignment Agreement" has the meaning set forth in Section 12.1(b).

               "Blue Ridge" has the meaning set forth in the preamble to this Agreement.

               "Borrower" has the meaning set forth in the preamble to this Agreement.

               "Borrowing Base" means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

               "Borrowing Date" means a Business Day on which an Advance is made hereunder.

               "Borrowing Notice" has the meaning set forth in Section 1.2.

               "Broken Funding Costs" means for any CP Rate Loan or LIBO Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (d) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank offering market.

          "Calculation Period" means a fiscal month of the Borrower or portion thereof which elapses during the term of this Agreement prior to the Final Payout Date. The first Calculation Period shall commence on the date of the initial Advance hereunder. For purposes of the use of this term in other definitions in Exhibit I to this Agreement, Calculation Periods occurring prior to the date of the initial Advance shall mean a fiscal month of the Borrower.

          "Canadian Receivable" means a Receivable owing from an Obligor domiciled in, or organized under the laws of, Canada or one of its political subdivisions.

          "Cash Discount" means any reduction in a Receivable due to any cash discount taken by an Obligor.

          "Cash Discount Reduction" means at any time, 5% of the Outstanding Balance of Receivables.

          "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of any Loan Party.

           "Collateral" has the meaning set forth in Section 13.1.

           "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

           "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI hereto which has been duly executed by each of the parties thereto.

               "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

               "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

               "Collection Records" means, with respect to any Receivable, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to amounts paid on or owing in respect of such Receivable.

               "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

               "Commercial Paper" means promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

               "Commitment" means, for each Liquidity Bank, the commitment of such Liquidity Bank to make Loans to Borrower hereunder in the event the Blue Ridge elects not to fund any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank's name on Schedule A to this Agreement.

               "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

               "Contract" means, with respect to any Receivable, any and all instruments and agreements, purchase orders, invoices, writings, or other communications pursuant to which such Receivable arises but excluding any Invoice.

               "CP Costs" means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Loan of Blue Ridge pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

               "CP Rate Loan" means, for each Loan of Blue Ridge prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

               "Credit and Collection Policy" means Borrower's credit and collection policies and practices relating to Contracts and Receivables existing on and as administered historically prior to October 26, 2000 and summarized in
Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

               "Cut-Off Date" means the last day of a Calculation Period.

               "Days Sales Outstanding" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

               "Deemed Collections" means Collections deemed received by Borrower under Section 1.4(a).

               "Default Horizon Ratio" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the sum of the aggregate dollar amount of Receivables generated during the three Calculation Periods ending on such Cut-Off Date plus two-thirds (2/3) of the aggregate dollar amount of Receivables generated during the Calculation Period ending four months prior to such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

               "Default Rate" means for any day, a rate per annum equal to the Prime Rate plus two percent (2.00%). For purposes of determining the Prime Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

               "Default Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate dollar amount of Receivables generated by the Originators during the Calculation Period occurring four months prior to the Calculation Period ending on such Cut-Off Date.

               "Defaulted Receivable" means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower's books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

               "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

               "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 31-60 days from the original due date for such payment or which is delinquent under the Credit and Collection Policy.

               "Demand Advance" means an advance of Collections made by Borrower to Mohawk Resources on any day prior to the Facility Termination Date on which no Amortization Event or Unmatured Amortization Event exists and is continuing, which advance (a) is payable upon demand, (b) is not evidenced by the Mohawk Resources Note or any other instrument, (c) bears interest at a market rate determined from time to time by Borrower and Mohawk Resources, and (d) is not subordinated to any other Indebtedness or obligation of Mohawk Resources.

               "Dilution" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

               "Dilution Horizon Ratio" means, as of any Cut-Off Date, an amount, equal to a fraction, the numerator of which is (I) prior to a Dilution Reserve Event, (A) the aggregate dollar amount of Receivables generated by the Originators for the most recent Calculation Period plus (B) the product of (i) the aggregate dollar amount of Receivables generated by the Originators for the second preceding Calculation Period times (ii) the difference of (a) the ratio of (x) the 12-month high Days Sales Outstanding divided by (y) thirty (30) minus
(b) one (1) and (II) after a Dilution Reserve Event, the aggregate dollar amount of Receivables generated by the Originators for the two most recent Calculation Periods plus one-half (1/2) of the aggregate dollar amount of Receivables generated by the Originators during the Calculation Period occurring three months prior to the Calculation Period ending on such Cut-Off Date and the denominator of which is the aggregate balance of the Net Pool Balance as of the most recent Cut-Off Date.

               "Dilution Ratio" means, as of any Cut-Off Date, an amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution during the previous Calculation Period, and the denominator of which is the aggregate amount of Receivables generated by the Originators (i) prior to a Dilution Reserve Event during the second preceding Calculation Period and (ii) following a Dilution Reserve Event during the third preceding Calculation Period.

               "Dilution Reserve" means, on any date of determination, the product (expressed as a percentage) of:

               (a) the sum of (i) two (2) times the Adjusted Dilution Ratio, plus (ii) the Dilution Volatility Component, times

               (b) the Dilution Horizon Ratio.

               "Dilution Reserve Event" means either (1) the Performance Guarantor's Debt to Capitalization Ratio (as defined in the Mohawk Credit Agreement) shall be greater than 0.60 to 1.0 at the end of each fiscal quarter and/or (2) the ratio of the Performance Guarantor's (a) Consolidated Debt (as defined in the Mohawk Credit Agreement) to (b) the sum of (i) Consolidated Net Income (as defined in the Mohawk Credit Agreement), (ii) Consolidated Interest Expense (as defined in the Mohawk Credit Agreement), (iii) taxes on the Performance Guarantor's consolidated pre-tax income, and (iv) Depreciation and Amortization (as defined in the Mohawk Credit Agreement) shall be greater than
3.5 to 1.0 at the end of each fiscal quarter. Clause (b) in this definition shall be calculated on a trailing 4 quarter basis as at the end of each such fiscal quarter.

               "Dilution Volatility Component" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

               "Downgraded Liquidity Bank" means a Liquidity Bank which has been the subject of a Downgrading Event.

               "Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below
(i) A-1 by S&P, or (ii) P-1 by Moody's.

               "Eligible Assignee" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

               "Eligible Receivable" means, at any time, a Receivable:

                    (i) the Obligor of which (a) if a natural person, is a resident of the United States or Canada or, if a corporation or other business organization, is organized under the laws of the United States, Canada or any political subdivision of the United States or Canada and has its chief executive office in the United States or Canada; provided, however, that in no event may the sum of 100% of all Canadian Receivables denominated in United States Dollars that are included as Eligible Receivables plus 85% of all Canadian Receivables denominated in Canadian Dollars that are included as Eligible Receivables exceed 3% of total Receivables at any time; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency,

                    (ii)  which is not a Defaulted Receivable,

                    (iii) which was not a Delinquent Receivable on (A) the date of Purchase (if such Receivable was in existence on the Initial Cutoff Date), or
(B) the date on which such Receivable came into existence (in all other cases),

                  (iv) which (A) by its terms is due and payable within 91 days of the original billing date therefor, (B) has not had its payment terms extended more than once, and if such extension had not been made, such Receivable would not otherwise have become a Defaulted Receivable, and (C) will not, when added to all other Eligible Receivables, cause the weighted average of the payment terms for all Eligible Receivables to exceed 50 days,

                  (v) which is an "account," a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions, and is not evidenced by an "instrument" within the meaning of
Article 9 of the UCC,

                  (vi) which is denominated and payable only in United States Dollars or Canadian Dollars in the United States or Canada,

                  (vii) which is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

                  (viii) which (A) does not require the Obligor's consent to the transfer, sale, pledge or assignment of the rights of the applicable Originator under the applicable Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Borrower (or, at any time this Agreement remains in effect and after an Amortization Event which is continuing, the Agent as the Borrower's assignee) to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                  (ix) which represents an obligation to pay a specified sum of money, contingent only upon (A) the sale of goods or the provision of services by the applicable Originator (which sale has been consummated or services have been performed), and (B) satisfaction by such Originator of any applicable warranty claims which have not yet been made or asserted,

                  (x) which does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy),

                  (xi) which satisfies all applicable requirements of the applicable Credit and Collection Policy,

                  (xii) which was generated in the ordinary course of the applicable Originator's business,

                  (xiii) which arises solely from the sale (and not the lease) of goods or the provision of services to the related Obligor by the applicable Originator or a predecessor to such Originator, and not by any other Person (in whole or in part),

                  (xiv) which is not the subject of, to the Originator's knowledge, any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract) and which requires that all or part of such receivable be charged off in accordance with the Credit and Collection Policy; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement effective to make such Receivables shall not be subject to such offset,

                    (xv) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor (excluding any warranty obligation for which no claims exists or is know to exist), and

                    (xvi) as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s) and (t) is true and correct, and

                    (xvii) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim (except as created under this Agreement).

               "Eligible Receivables Net Balance" means the total Outstanding Balance of Eligible Receivables less the Cash Discount Reduction.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Performance Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such

     Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "Facility Account" means Borrower's account no. 2000003430015 at First Union National Bank in Wilmington, Delaware.

          "Facility Termination Date" means the earlier of(i) the Liquidity Termination Date and (ii) the Amortization Date.

          "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

          "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100/th/ of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average rate charged to Wachovia on such day on such transactions, as determined by Wachovia.

          "Fee Letter" means that certain letter agreement dated as of October 25, 2000 between Borrower and the Agent, as it may be amended or modified and in effect from time to time.

          "Final Payout Date" means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

          "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "Funding Agreement" means (i) this Agreement, (ii) the Liquidity Agreement (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

          "Funding Source" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

          "GAAP" means generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and/or Servicer as of the date of determination (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP).

          "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Independent Director" means, with respect to Borrower, a member of the Board of Directors of Borrower (i) who is not an employee, or a beneficial owner, directly or indirectly of 10% or more of any equity interest in Borrower or any Affiliate thereof, and who is not related by blood, marriage or adoption with any of the foregoing Persons; (ii) who has not been an employee of Borrower or any Affiliate in the last five years; (iii) who is not affiliated with, or employed by, any Person providing services to, any of Borrower's significant customers or suppliers; (iv) who is not affiliated with any tax exempt or other organization that receives significant contributions from Borrower or any of its Affiliates; and (v) who has not provided and is not providing directly or indirectly, whether or not through any related corporation, partnership, limited liability company, limited liability partnership or other Person, legal, accounting or investment banking services for Borrower or any Affiliate. A Person that otherwise meets the foregoing qualifications shall not be precluded from serving as an Independent Director by virtue of his or her service as a director of any direct or indirect parent of Borrower, or if he or she is also a director of a single-purpose, bankruptcy-remote, entity that is an Affiliate of Mohawk Industries, Inc. with a certificate or articles of incorporation substantially similar to Borrower's Amended and Restated Certificate of Incorporation.

          "Interest" means for each respective Interest Period relating to Loans of the Liquidity Banks, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.

          "Interest Period" means, with respect to any Loan held by a Liquidity
Bank:

          (a) if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Borrower, commencing on a Business Day selected by Borrower or the Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

          (b) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

          "Interest Rate" means, with respect to each Loan of the Liquidity Banks, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

          "Interest Reserve" means, as of any Cut-Off Date, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate times
                                       -----                              -----
(iii) a fraction the numerator of which is the 12-month high Days Sales Outstanding and the denominator of which is 360.

          "Invoice" means any paper or electronic invoice evidencing any Receivable.

          "Lender" means Blue Ridge and each Liquidity Bank.

          "LIBO Rate" means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M (Index) Q (Go)" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than three (3) major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by
(b) one minus the maximum aggregate reserve requirement, if any (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) the Applicable Margin per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "LIBO Rate Loan" means a Loan which bears interest at the LIBO Rate.

          "Liquidity Banks" has the meaning set forth in the preamble in this Agreement.

          "Liquidity Commitment" means, as to each Liquidity Bank, its commitment to Blue Ridge under the Liquidity Commitment (which shall equal 102% of such Liquidity Bank's Commitment hereunder).

          "Liquidity Funding" means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Blue Ridge Loan, or (b) any Loan made by a Liquidity Bank in lieu of Blue Ridge pursuant to Section 1.1.

          "Liquidity Termination Date" means the earlier to occur of the following:

          (a) the date on which the Liquidity Banks' Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

          (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

          "Loan" means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.

          "Loan Parties" has the meaning set forth in the preamble to this Agreement.

          "Lock-Box" means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.

          "Loss Reserve" means, as of any Cut-Off Date, the product (expressed as a percentage) of(a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on such Cut-Off Date, times (c) the Default Horizon Ratio as of such Cut-Off Date.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition of any Loan Party and its Subsidiaries, taken as a whole
(ii) the ability of any Loan Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement, the Receivables Sale Agreement, the Servicing Agreement or any Collection Account Agreement, (iv) the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any significant portion of the Receivables.

          "Mohawk Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement dated as of November 23, 1999, among Mohawk Industries, Inc., First Union National Bank, SunTrust Bank, Atlanta, Wachovia Bank, N.A., and the other banks from time to time party thereto, as amended from time to time, regardless of whether the same remains in effect.

          "Mohawk Resources" means Mohawk Resources, Inc., a Delaware corporation.

          "Mohawk Servicing" has the meaning specified in the preamble to this Agreement.

          "Monthly Report" means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

          "Monthly Reporting Date" means the 18th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

          "Moody's" means Moody's Investors Service, Inc.

          "Net Pool Balance" means, at any time, the aggregate Eligible Receivables Net Balance at such time reduced by the aggregate amount by which the Eligible Receivables Net Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.

          "Net Worth" means, as of the last Business Day of each Calculation Period preceding any date of determination, net worth determined in accordance with GAAP.

          "Obligations" means, at any time, any and all obligations of either of the Loan Parties or the Performance Guarantor to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate

Principal, CP Costs, Interest, fees under the Fee Letter, Broken Funding Costs and Indemnified Amounts.

          "Obilgor" means a Person obligated to make payments pursuant to a Contract.

          "Obligor Concentration Limit" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt rating noted in the table below), the applicable concentration limit shall be determined according to the following table:

-------------------------------------------------------------------------------------------------
                                                               Moody's          Allowable % of
S&P Short-term       S&P Equivalent       Moody's Short-     Equivalent            Eligible
    Rating          Long-term Rating       term Rating        Long-term        Receivables Net
                                                               Rating              Balance
-------------------------------------------------------------------------------------------------
    A-1 +            AA- or higher             P-1                                   10%
-------------------------------------------------------------------------------------------------
     A-1                 A+, A                 P-1            A2 or higher            8%
-------------------------------------------------------------------------------------------------
     A-2                A-, BBB+               P-2              A3, Baa1              6%
-------------------------------------------------------------------------------------------------
     A-3               BBB, BBB-               P-3             Baa2, Baa3             3%
-------------------------------------------------------------------------------------------------
 Below A-3 or          Less than           Below P-3 or         Less than
   Unrated          investment grade         Unrated           investment             2%
                       or Unrated                               grade or
                                                                 Unrated
-------------------------------------------------------------------------------------------------

;provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by both S&P and Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of "Required Reserve," upon Borrower's request from time to time, the Agent may agree to a higher percentage of the Eligible Receivables Net Balance for a particular Obligor and its Affiliates (each such higher percentage, a "Special Concentration Limit"), it being understood that any Special Concentration Limit may be cancelled by the Agent upon not less than ten (10) Business Days' prior written notice to the Loan Parties.

          "Originator" means each of Mohawk Carpet Corporation, a Delaware corporation, Mohawk Commercial, Inc., a Delaware corporation, and Durkan Patterned Carpets, Inc., a Georgia corporation, in its capacity as a seller under the Receivables Sale Agreement.

          "Other Records" means, with respect to any Receivable: (a) all Contracts and (b) all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the creditworthiness of any Obligor in respect thereof.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

          "Participant" has the meaning set forth in Section 12.2.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Performance Guarantor" means Mohawk Industries, Inc., a Delaware corporation, and its successors.

          "Performance Undertaking" means that certain Performance Undertaking, dated as of October 25, 2000, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit X, as the same may be amended, restated or otherwise modified from time to time.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Performance Guarantor or any of its ERISA Affiliates sponsors or maintains or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

          "Pooled Commercial Paper" means Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

          "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Pro Rata Share" means, for each Liquidity Bank, a percentage equal to the Commitment of such Liquidity Bank, divided by the Aggregate Commitment.

          "Proposed Reduction Date" has the meaning set forth in Section 1.3.

          "Purchasing Liquidity Bank" has the meaning set forth in Section 12.1(b).

          "Rating Agency Condition" means that Blue Ridge has received written notice from S&P and Moody's that the execution and delivery of, or an amendment, a change or a waiver of, this Agreement or the Receivables Sale Agreement will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

          "Receivable" means all indebtedness and other obligations owed to any Originator at the time it arises and before giving effect to any transfer or conveyance under the Receivables Sale Agreement, arising in connection with the sale of goods or the rendering of services by such Originator or a predecessor, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, if any, together with the obligation to pay any Finance Charges with respect thereto and all proceeds thereof; provided, however, in no event shall the term "Receivable" include any Receivable coming into existence after the Facility Termination Date. For the purposes of this Agreement, indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such indebtedness, rights or obligations as a separate payment obligation.

          "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of October 25, 2000, among the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

          "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "Reduction Notice" has the meaning set forth in Section 1.3.

          "Regulatory Change" has the meaning set forth in Section 1O.2(a).

          "Related Security" means, with respect to any Receivable:

               (i) all of the applicable Originator's interest, if any, in the goods (including returned or repossessed goods), the sale of which by such Originator gave rise to such Receivable,

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (iii) all guaranties, letters of credit, credit insurance and other agreements or arrangements of whatever character from time to time supporting payment of such Receivable,

               (iv) all service contracts and agreements, if any, associated with such Receivable,

               (v) all Collections and Collection Records related to such Receivable,

               (vi) all of Borrower's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

               (vii) all of Borrower's right, title and interest in, to and under the Performance Undertaking,

               (viii) all of Borrower's right, title and interest in, to and under the Servicing Agreement,

               (ix) all of Borrower's right, title and interest in and to the Demand Advances, and

               (x) all proceeds and insurance proceeds of any of the foregoing or of any Receivable.

          "Required Capital Amount" means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer.

          "Required Liquidity Banks" means, at any time, Liquidity Banks with Commitments in excess of 66-2/3% of the Aggregate Commitment.

          "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

          Aggregate Reduction    Required Notice Period
          -------------------    ----------------------
          *$100,000,000          2 Business Days

          $100,000,000 +         5 Business Days

          "Required Reserve" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

          "Required Reserve Factor Floor" means the sum (expressed as a percentage) of (a) 8.0% plus (b) 3.0%, plus (c) the product of (i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio.

* denotes less than

          Responsible Financial Officer" of Parent or any Loan Party means any of its chief financial officer, vice president & corporate controller or vice president & treasurer, acting singly.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness of Borrower (other than the Obligations), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for the Servicing Fee and reasonable management fees to the Performance Guarantor or any of its Affiliates in payment of actual management services performed).

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Secured Parties" means the Agent and the Lenders.

          "Mohawk Resources Note" means that certain Senior Note, dated as of October 25, 2000, issued by Mohawk Resources, Inc., a Delaware corporation, in favor of the Borrower.

          "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

          "Servicing Agreement" means that certain Servicing Agreement dated as of October 25, 2000 by and between the Borrower and Mohawk Servicing, Inc., as Servicer, providing for the collection and servicing of all Receivables held by the Borrower.

          "Servicing Fee" means, for each Calculation Period:

          (a) an amount equal to the greater of (i) 1.0% per annum (or, at any time while Mohawk Servicing or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services), times the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times the product of the actual number of days in such period and 1/360, and (ii) 105% of Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period; or

          (b) on and after the Servicer's reasonable request made at any time when Mohawk Servicing or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer that is commercially reasonable and not exceeding the greater of(i) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, and (ii) the amounts specified in clause (a)(i) above.

Any Servicing Fee computed hereunder shall be in lieu of and not in addition to any Servicing Fee payable under the Servicing Agreement.

          "Servicing Fee Rate" means a rate of 1% per annum (or, at any time while Mohawk Servicing or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services).

          "Servicing Reserve" means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate (expressed as a percentage), and (b) a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 Calculation Periods and the denominator of which is 360.

          "Settlement Date" means (A) the 2/nd/ Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks.

          "Settlement Period" means (A) in respect of each Loan of Blue Ridge, the immediately preceding Calculation Period, and (B) in respect of each Loan of the Liquidity Banks, the entire Interest Period of such Loan.

          "Subordinated Note" means the Subordinated Note dated October 25, 2000 issued by Borrower in favor of Mohawk Resources, Inc., a Delaware corporation.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "Tax Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Termination Date" has the meaning set forth in Section 2.2.

          "Termination Percentage" has the meaning set forth in Section 2.2.

          "Terminating Tranche" has the meaning set forth in Section 4.3(b).

          "Transaction Documents" means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, the Subordinated Note, the Servicing Agreement, each

Collection Account Agreement, the Performance Undertaking, the Fee Letter and each Monthly Report.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "Unmatured Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "Wachovia" means Wachovia Bank, N.A. in its individual capacity and its capacity as Agent.

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Georgia, and not specifically defined herein, are used herein as defined in such Article 9.

                                  EXHIBIT II

                           FORM OF BORROWING NOTICE

                                      ---

                            Mohawk Factoring, Inc.


                               BORROWING NOTICE
                            dated ____________,20__
                   for Borrowing on _________________, 20__


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303

Attention:  Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

          Reference is made to the Credit and Security Agreement dated as of October 25, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Mohawk Factoring, Inc. (the "Borrower"), Mohawk Servicing, Inc., as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank N.A., individually and as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Borrower hereby certifies, represents and warrants to the Administrative Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

          (a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

          (b)  each of its representations and warranties contained in Section
     5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

          (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;

          (d)  the Facility Termination Date has not occurred; and

          (e) after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

          2. The Borrower hereby requests that Blue Ridge make an Advance on ____________, 20__ (the "Borrowing Date") as follows:

          (a)  Aggregate Amount of Advance: $_____________

          (b) If the Advance is not funded by Blue Ridge, Borrower requests that the Liquidity Banks make an Alternate Base Rate Loan that converts into LIBO Rate Loan with an Interest Period of_____ months on the third Business Day after the Borrowing Date).

          3.   Please disburse the proceeds of the Loans as follows:

          [Apply $ _______to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ____________ Bank, in [city, state], ABA No. ___________, Reference:
     ____________].

               IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of ___________, _____.



                              MOHAWK FACTORING, INC., as Borrower


                              By: ___________________________
                              Name:
                              Title:

                                  EXHIBIT III

             PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF
              RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Places of Business and Location of Collection Records:

Mohawk Factoring, Inc.
300 Delaware Ave.
Suite 1273 C
Wilmington, DE 19801

Mohawk Servicing, Inc                   Mohawk Servicing, Inc.
235 Industrial Blvd.                    160 S. Industrial Blvd.
Chatsworth, GA 30705                    Calhoun, GA 30703


Federal Employer Identification Number:

Mohawk Servicing Inc.:                  Mohawk Factoring, Inc.:
      not relevant                            FEI #62-1719971

Legal, Trade and Assumed Names:
                                        Mohawk Factoring, Inc.: none
Mohawk Servicing Inc.: none

                                  EXHIBIT IV

                NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

     ----------------------------------------------------------------------------------------------------------

                  BORROWER'S                                        RELATED COLLECTION ACCOUNT
                  ----------                                        --------------------------
                   LOCK-BOX                                                 OF BORROWER
                   --------                                                 -----------

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 91157                                               Account No. 8188602028 at
       Chicago, IL 60693-1157                                       Bank of America in Chicago, Illinois
                                                                    ABA No. 071000039

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 99312                                               Account No. 8188602028 at
       Chicago, IL 60693-9312                                       Bank of America in Chicago, Illinois
                                                                    ABA No. 071000039

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 98808                                               Account No. 8188602028 at
       Chicago, IL 60693-8808                                       Bank of America in Chicago, Illinois
                                                                    ABA No. 071000039

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 101450                                              Account No. 12420855 at
       Atlanta, GA 30392-1450                                       Wachovia in Atlanta, GA
                                                                    ABA No. 061000010

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 751487                                              Account No. 12420855 at
       Charlotte, NC 28275-1487                                     Wachovia in Charlotte, NC
                                                                    ABA No. 061000010

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 951495                                              Account No. 12420855 at
       Dallas, TX 75395-1495                                        Wachovia in Dallas, TX
                                                                    ABA No. 061000010

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 101804                                              Account No. 13244224 at
       Atlanta, GA 30392-1804                                       Wachovia in Atlanta, GA
                                                                    ABA No. 061000010

     ----------------------------------------------------------------------------------------------------------
       P.O. Box 751075                                              Account No. 13244224 at
       Charlotte, NC 28275-1487                                     Wachovia in Charlotte, NC
                                                                    ABA No. 061000010

---------------------------------------------------------------------------------------------------------------
  P.O. Box 951495                                          Account No. 13244224 at
  Dallas, TX 75395-1495                                    Wachovia in Dallas, TX
                                                           ABA No. 061000010

----------------------------------------------------------------------------------------------------
  Unit 80033 (for Canadian funds)                          Bank of Montreal Account No. 3144-
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
P.O. Box 5600, Station Main                  1014450 at Bank of Montreal in
Burlington, Ontario, Canada L7R4X3           Burlington, Ontario

-------------------------------------------------------------------------------
Unit 00067 (for Canadian funds)              Bank of Montreal Account No. 3144-
P.O. Box 2488, Station M                     1014450 at Bank of Montreal in
Calgary, Alberta, Canada T2P4W2              Calgary, Alberta

--------------------------------------------------------------------------------
Unit 980033 (for US Dollars)                 Bank of Montreal Account No. 3144-
P.O. Box 5600, Station Main                  4503209 at Bank of Montreal in
Burlington, Ontario, Canada L7R4X3           Burlington, Ontario

--------------------------------------------------------------------------------
Unit 800067 (for US Dollars)                 Bank of Montreal Account No. 3144-
P.O. Box 2488, Station M                     4503209 at Bank of Montreal in
Calgary, Alberta, Canada T2P4W2              Calgary, Alberta

--------------------------------------------------------------------------------

                                   EXHIBIT V

                        FORM OF COMPLIANCE CERTIFICATE

To:  Wachovia Bank, N.A., as Agent

     This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of October 25, 2000 among Mohawk Factoring, Inc. (the "Borrower"), Mohawk Servicing, Inc. (the "Servicer"), the Lenders party thereto and Wachovia Bank, N.A., as agent for such Lenders (the "Agreement").

                    THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected __________________ and, accordingly, a Responsible Financial Officer, of Borrower.

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     [5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:________________]

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of __________, 20_.

             By:_____________________
             Name:
             Title:

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

     A. Schedule of Compliance as of _______, ____ with Section -- of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     This schedule relates to the month ended: ________________

                                  EXHIBIT VI

                     FORM OF COLLECTION ACCOUNT AGREEMENT

                         COLLECTION ACCOUNT AGREEMENT


                             ______________, 2000



[Collection Bank Name]
[Collection Bank Address]

Attn: ____________________
Fax No. (___) _____________

     Re:  [Name of current lockbox owner]/[Borrower's Name]
           -----------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a "Lock-Box") of which you have
                                            --------
exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated _______________, originally by and between Mohawk Factoring, Inc., a Delaware corporation (the "Company") and you (the "Service Agreement").
 -------                 -----------------

          1. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no. ______________ (the "Lock-Box
                                                                    --------
Account").
-------

          2. The Company owns all right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account and, pursuant to that certain Servicing Agreement, dated as of October 25, 2000, between the Company and Mohawk Servicing, Inc., a Delaware corporation (the Servicer"), the Servicer has agreed to service the receivables giving rise
     --------
to such items. The Company hereby confirms that the name of the Lock-Box Account be titled "Mohawk Factoring, Inc." The Company hereby further advises you that it has pledged the receivables giving rise to such items to a group of lenders for whom Wachovia Bank, N.A. acts as agent (in such capacity, the "Agent") and has granted a security interest to the Agent in all of Borrower's right, title and interest in and to the Lock-Box Account and the funds therein.

          3. The Company hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Agent in the form attached hereto as Annex A:

          (i) the name of the Lock-Box Account will be changed to "Wachovia Bank, N.A., as Agent" (or any designee of the Agent), and the Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and neither the Company nor any of its affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto other than the Servicer
(ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request,
(iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

                    Bank Name:           Wachovia Bank, N.A.
                    Location:            Winston-Salem, SC
                    ABA Routing No.:     ABA # 053100494
                    Credit Account No.: For credit to Blue Ridge Asset Funding Account #8735-098787.
                    Reference:   Blue Ridge/Mohawk Factoring, Inc.
                    Attention:   John Dillon, tel. (336) 732-2690

or to such other account as the Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to the Company will be sent to the Agent at the following address:

                    Wachovia Bank, N.A., as Administrative Agent
                    191 Peachtree Street
                    Mail Stop GA-423
                    Atlanta, GA 30303
                    Attn:  Elizabeth R. Wagner,
                           Asset-Backed Finance
                    FAX:   (404)332-5152

with a copy to the Company at the following address:

                    Mohawk Factoring, Inc.
                    300 Delaware Avenue, Suite 1273C
                    Wilmington, Delaware 19801
                    Attn:  Linda Bubacz
                    FAX:   (302)552-3128

Moreover, upon such notice, the Agent will have all rights and remedies given to the Company under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          4. You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or Borrower except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          5. You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

          6. The parties acknowledge that you may assign or transfer your rights and obligations hereunder to a wholly-owned subsidiary of [insert name of
                                                                  --------------
Collection Bank's holding company].
---------------------------------

          7. The Company agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by Borrower pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and
(d) any failure of the Company to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from Borrower with respect thereto or to the service provided hereunder./1/

_______________________
          /1/DRAFTING NOTE: The following 3 changes must be made when Wachovia acts as Collection Bank:


          A. In the opening paragraph, reference "Wholesale Lockbox Set-Up Forms" rather than Lock-Box Services Agreements. Change the defined term "Service Agreement" to "Terms and Conditions."

          B.   Choose North Carolina as the governing law.

          C. Insert the following paragraph between existing paragraphs 7 and 8 in the letter agreement (and renumber subsequent paragraphs):

          8.   Notwithstanding anything herein to the contrary:

          (a) All notifications and instructions under this letter agreement from Agent, the Borrower or the Company to you shall be reasonable and in accordance with your standard commercial banking procedures and practices, and you shall have a reasonable time to comply with such instructions which shall be not less than two (2) business days exclusive of the day that actual notice is received by you in the manner specified herein.

          (b) To the extent not paid by the Borrower or the Company, as applicable, upon demand, you have the right to charge the Lock-Box Account for any erroneous crediting or debiting of funds with respect to the Lock-Box Account and normal and customary adjustments which you may make to such account. Notwithstanding any other provisions contained herein, in the event that the Lock-Box Account is closed or there are not sufficient collected funds in such account to make such necessary charges or adjustments, you will notify the Borrower and the Company of that fact and, to the extent not reimbursed by

--------------------------------------------------------------------------------
the Borrower, the Company shall reimburse you for any item deposited in or credited to the Lock-Box Account which is subsequently returned for any appropriate reason and the amount of any erroneous credit or debit of funds by you to the Lock-Box Account in each case. In addition, to the extent not paid by the Borrower, the Company shall pay you all sums which represent charges for the payment of uncollected funds in the Lock-Box Account, losses, charges, commission, expenses, fees, and other items ordinarily chargeable to such account immediately upon written notice by you.

          (c) You shall have no liability for your failure or delay in providing any statements and information requested in conjunction with the Lock-Box Account. Your terms and conditions and any other agreement (including, but not limited to the Terms and Conditions) applicable to the Lock-Box Account shall continue in full force and effect; provided, however, that to the extent that this letter agreement shall conflict with those terms, conditions and agreements, the terms, conditions and agreements herein shall prevail. Unless you are a party thereto, individually or in an agency or other representative capacity, you shall not be bound in any way by any contract, loan documents, or agreement between the Company or the Borrower and the Agent, whether or not you have knowledge of such contract, loan documents or agreement or its terms or conditions.

          (d) In the event that any third party should assert an adverse claim against any of the Lock-Boxes or the Lock-Box Account or any items held by you or sums on deposit in the Lock-Box Account, arising by tax lien, execution, attachment, garnishment, levy, the claim of a trustee in bankruptcy or debtor-in-possession, or a competing lien creditor or other similarly situated party, you, shall promptly notify the Agent, the Borrower and the Company. In addition to any other remedies you may possess hereunder or at law or in equity, you are authorized upon prior consent of the Agent, the Borrower and the Company, to interplead all such funds into the registry of the appropriate courts for the State of North Carolina, and, to the extent that the Borrower does not do so, the Company shall pay all of your reasonable costs, expenses and attorney's fees in connection with such interpleader. Upon such interpleader, you shall be fully acquitted and discharged from all liability to the Agent, the Borrower and the Company hereunder except as to any obligations and liabilities accrued hereunder prior to the interpleader and that are not part of the interpleader proceeding. In addition, in the event a bankruptcy or insolvency proceeding shall be instituted by or against the Borrower or the Company, you shall be entitled to refuse to permit any deposits, withdrawals and/or transfers from the Lock-Box Account without any liability until satisfactory documentation is provided to you that continued deposits, withdrawals and/or transfers from the Lock-Box Account will be authorized and not in violation of any laws, regulations, or orders of any court.

          (e) In performing your functions and duties hereunder, you shall not be deemed to have assumed any fiduciary obligation towards, or relationship of trust with, or for, the Company, the Borrower or the Agent. Your duties shall continue to be that of a debtor/creditor as in any other depository account and the duties specified hereunder shall be deemed to be ministerial and administrative in nature and you shall not by reason of this letter agreement or any related agreement be deemed to have a fiduciary relationship in respect of or with the Agent and its investors, the Borrower and the Company.

          (f) You will use due care in performing your duties and responsibilities and shall only be responsible for any loss which the Company, the Borrower or the Agent sustains to the extent that such loss is approximately caused by your fraud, gross negligence or willful misconduct; however, in such case your liability shall extend only to direct loss resulting therefrom, as opposed to any consequential or special loss or damages. You shall not be responsible for a liability, loss or damage resulting from any delay in the performance of or failure to perform its responsibilities hereunder which is caused by act of God, fire, other catastrophe, electrical or computer failure, act of, delays, fraud or failure to act by any third party, or without limiting the generality of any of the foregoing, any other cause beyond your control. All your liabilities hereunder other than your agreement to deliver certain collected funds from the Lock-Box Account shall not in any case exceed the total amount of fees paid to you with respect to the Lock-Boxes or Lock-Box Account during the year in which such liability was incurred. Except as a result of your fraud, gross negligence or willful misconduct, the Company and the Borrower hereby jointly and severally agrees to indemnify and hold you harmless against any and all costs, losses, claims, damages, liabilities, expenses including reasonable cost of investigation, court costs and reasonable attorney's fees and disbursements, which may be imposed upon you in connection with your acceptance of the Lock-Boxes, the Lock-Box Account and the duties provided for hereunder, including any litigation arising hereunder or involving the subject matter thereof.

          (g) You may terminate this letter agreement only upon sixty (60) days' prior written notice to that effect to the Agent, the Company and the Borrower. After such termination, incoming mail addressed to the closed Lock-Box shall be forwarded: (i) following receipt by you of notice in the form of Annex A from the Agent, in accordance with the Agent's instructions or (ii) if no such notice has been received by you, in accordance with the instructions of the Companies, as applicable, and approved of in writing by the Agent (such approval not to be unreasonably withheld). Except as otherwise provided in this paragraph and in clause (d) of this Section, this letter agreement may not be terminated or amended without the prior written consent of the Agent.

          8. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          9. This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.










--------------------------------------------------------------------------------
          (h) Any notice provided for in this letter agreement may be personally delivered, sent by telex, telecopy or U.S. mail, certified return receipt requested, to the address, telex or telecopy number set forth under the signature hereto of the party to be notified (or to such other address, telex or telecopy number as shall be designated in writing by such party to all other parties to this letter agreement).

          (i) Each of the Company, the Borrower and the Agent further agree that any litigation instituted by them that may arise out of this letter agreement or the relationship created hereby that includes you as a party will be brought in the appropriate courts located in the State of North Carolina. This provision also applies to any crossclaims that the Company, the Borrower or the Agent and any third party claims that the Company, the Borrower or the Agent may desire to assert against you arising in other litigation related to the Lock-Boxes, the Lock-Box Account and/or this letter agreement. Otherwise, any action shall be immediately dismissed upon request or motion by you and you shall be entitled to recover all reasonable attorneys' fees and costs incurred in obtaining such dismissal. Each of the Company, the Borrower and the Agent also consents to personal jurisdiction in the State of North Carolina for any matters pertaining this letter agreement.

          (j) In the event any reimbursement obligation or any other sums due and owing by the Company and/or the Borrower are not promptly paid to you, you shall be entitled to recover from the Company and the Borrower, jointly and severally, all costs of collection, including reasonable attorneys' fees, incurred by you in collecting any of the foregoing. All reimbursement obligations hereunder and in this letter agreement shall survive the termination of this letter agreement and the Lock-Box Account.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                     Very truly yours,

                                     MOHAWK FACTORING, INC.


                                     By: __________________________
                                          Name:
                                          Title:



Acknowledged and agreed to as of the
date first above written:

[COLLECTION BANK]


By: __________________________
Name:
Title:



WACHOVIA BANK, N.A., as Agent


By:__________________________
Name:
Title:

                                    ANNEX A
                                FORM OF NOTICE


                         [On letterhead of the Agent]



                                    [Date]


[Collection Bank Name]
[Collection Bank Address]


Attn: ________________________

Fax No. (___) ________________


             Re:  [Name of current lockbox owner]/Mohawk Factoring, Inc.
                   ----------------------------------------------------

Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated ________, 2000 (the "Letter
                                                                     ------
Agreement") among [Name of current Lockbox Owner], Mohawk Factoring, Inc., you
----------
and us, to have the name of, and to have exclusive ownership and control of, account no. _________ identified in the Letter Agreement (the "Lock-Box
                                                               --------
Account") maintained with you, transferred to us. The Lock-Box Account will
-------
henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in
Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

                  We appreciate your cooperation in this matter.

                                Very truly yours,

                                WACHOVIA BANK, N.A., as Agent


                                By:__________________________
                                     Title:



CC:  Mohawk Factoring, Inc.

                                   SCHEDULE I

             ----------------------------------------------------

                         Lock-Box Post Office Address

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

             ----------------------------------------------------

                                  EXHIBIT VII

                         FORM OF ASSIGNMENT AGREEMENT

                 THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of __________, ____, by and between _____________ ("Assignor") and ___________________ ("Assignee").

                             PRELIMINARY STATEMENTS

                 A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Credit and Security Agreement dated as of October 25, 2000 by and among Mohawk Factoring, Inc., as Borrower, Mohawk Servicing, Inc., as Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, N.A., as Agent, and the Liquidity Banks party thereto (as amended, modified or restated from time to time, the "Credit and Security Agreement") and that certain Liquidity Asset Purchase Agreement dated as of October 25, 2000 by and among Blue Ridge, the Liquidity Banks from time to time party thereto and Wachovia Bank, N.A., as Agent (as amended, modified or restated from time to time, the "Liquidity Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.

                 B. Assignor is a Liquidity Bank party to the Credit and Security Agreement and the Liquidity Agreement, and Assignee wishes to become a Liquidity Bank thereunder; and

                 C. Assignor is selling and assigning to Assignee an undivided __________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, Assignor's Commitment, Assignor's Liquidity Commitment and (if applicable) Assignor's Loans as set forth herein.

                                   AGREEMENT

                 The parties hereto hereby agree as follows:

                 1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Blue Ridge, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Liquidity Bank party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                 2. If Assignor has no outstanding principal under the Credit and Security Agreement or the Liquidity Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

                 3. If Assignor has any outstanding principal under the Credit and Security Agreement and Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of(i) the Transferred Percentage of the outstanding principal of Assignor's Loans and, without duplication, Assignor's Percentage Interests (as defined in the Liquidity Agreement) (such amount, being hereinafter referred to as the "Assignee's Principal"); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee's Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment, Liquidity Commitment, Loans (if applicable) and Percentage Interests (if applicable) and all related rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

                 4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement or the Liquidity Agreement.

                 5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                 6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Liquidity Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents or the Liquidity Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit and Security Agreement, the Liquidity Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor, any Affiliate of Borrower or the performance or observance by Borrower, any Obligor, any Affiliate of Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) Assignee confirms that it has received a copy of each of the Transaction Documents and the Liquidity Agreement, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Blue Ridge, Borrower or any other Liquidity Bank or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents and the Liquidity Agreement; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents and the Liquidity Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Liquidity Agreement, the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as a Liquidity Bank or, when applicable, as a Lender.

                 7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Credit and Security Agreement, including, without limitation, Sections 14.5 and
14.6 thereof.

                 8. Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

                 9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

                 10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                               [ASSIGNOR]


                                               By:___________________
                                               Title:


                                               [ASSIGNEE]


                                               By:___________________
                                               Title:

                      SCHEDULE I TO ASSIGNMENT AGREEMENT

                      LIST OF LENDING OFFICES, ADDRESSES
                      FOR NOTICES AND COMMITMENT AMOUNTS

Date: __________, _______

Transferred Percentage:  _____________%


---------------------------------------------------------------------------------------------------------------------
                  A-1                A-2               B-1             B-2               C-1               C-2
---------------------------------------------------------------------------------------------------------------------
 Assignor       Commitment         Commitment        Outstanding    Ratable Share       Liquidity         Liquidity
                (prior to        (after giving     principal (if        of            Commitment         Commitment
              giving effect      effect to the         any)         Outstanding        (prior to       (after giving
                 to the           Assignment                         principal       giving effect     effect to the
               Assignment         Agreement)                                            to the          Assignment
               Agreement)                                                             Assignment        Agreement)
                                                                                      Agreement)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                  A-1                 A-2             B-1             B-2               C-1                C-2
---------------------------------------------------------------------------------------------------------------------
Assignee        Commitment         Commitment       Outstanding    Ratable Share       Liquidity         Liquidity
                (prior to        (after giving     principal (if        of             Commitment        Commitment
              giving effect      effect to the          any)        Outstanding        (prior to       (after giving
                  to the           Assignment                        principal       giving effect     effect to the
                Assignment         Agreement)                                            to the          Assignment
                Agreement)                                                             Assignment        Agreement)
                                                                                       Agreement)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


Address for Notices
-------------------
_______________________
_______________________

Attention:
Phone:
Fax:

                      SCHEDULE II TO ASSIGNMENT AGREEMENT

                               EFFECTIVE NOTICE

TO:  _________________________, Assignor
     _________________________
     _________________________
     _________________________


TO:  _________________________, Assignee
     _________________________
     _________________________
     _________________________


          The undersigned, as Agent under the Credit and Security Agreement dated as of October 25, 2000 by and among Mohawk Factoring, Inc., a Delaware corporation, Mohawk Servicing, Inc., as Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, N.A., as Agent, and the Liquidity Banks party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of__________, 2000 between ___________________ as Assignor, and ___________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

          1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ________________, _____.

          2. Each of the undersigned hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Credit and Security Agreement.

          [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                  Very truly yours,

                                  WACHOVIA BANK, N.A., as Agent


                                  By: ____________________________
                                  Title:_________________________

                                  BLUE RIDGE ASSET FUNDING CORPORATION

                                  BY:  Wachovia Bank, N.A., its attorney-in-fact



                                  By:_____________________________
                                  Name:
                                  Title:



* * * * [Borrower hereby consents to the foregoing assignment:


[MOHAWK FACTORING, INC.]


By: _______________________
        Name:
        Title:]****

                                 EXHIBIT VIII

                         CREDIT AND COLLECTION POLICY

                  See Exhibit V to Receivables Sale Agreement

                                  EXHIBIT IX

                            FORM OF MONTHLY REPORT

                                [SEE ATTACHED]

                                   EXHIBIT X

                        FORM OF PERFORMANCE UNDERTAKING

     THIS PERFORMANCE UNDERTAKING (this "Undertaking"), dated as of October 25, 2000, is executed by Mohawk Industries, Inc., a Delaware corporation (the "Performance Guarantor") in favor of Mohawk Factoring, Inc., a Delaware corporation (together with its successors and assigns, "Recipient").

                                   RECITALS

     1. Mohawk Carpet Corporation, a Delaware corporation, Mohawk Commercial, Inc., a Delaware corporation, and Durkan Patterned Carpets, Inc., a Georgia corporation (collectively, as the "Originators"), and Recipient have entered into a Receivables Purchase and Sale Agreement, dated as of October 25, 2000 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Originators, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

     2. Recipient, Mohawk Servicing, Inc., a Delaware corporation ("Mohawk Servicing"), Blue Ridge Asset Funding Corporation ("Blue Ridge"), the Liquidity Banks from time to time party thereto, and Wachovia Bank, N.A., as Agent, have entered into a Credit and Security Agreement, dated as of October 25, 2000 (as amended, restated or otherwise modified from time to time, the "Credit and Security Agreement"), pursuant to which Blue Ridge and/or the Liquidity Banks, subject to the terms and conditions contained therein, may make loans to Recipient.

     3. Recipient has requested that Mohawk Servicing act as servicer for the accounts receivable described above.

     4. Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock of each of the Originators and Recipient, and each of the Originators, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged) and the loans made to Recipient pursuant to the Credit and Security Agreement (which benefits are hereby acknowledged).

     5. As an inducement for Agent and the Lenders to make loans to Recipient pursuant to the Credit and Security Agreement, at least the initial advance of which will be provided ultimately to Performance Guarantor and used to reduce Performance Guarantor's borrowings, and for Agent and Lenders to appoint Mohawk Servicing as Servicer pursuant to the Credit and Security Agreement , Performance Guarantor has agreed to guaranty the due and punctual performance by Mohawk Servicing of the Guaranteed Obligations (as hereinafter defined).

     6. Performance Guarantor wishes to guaranty the due and punctual performance of the above-described obligations, as provided herein.

                                   AGREEMENT

     NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

     Section 1. Definitions. Capitalized terms used herein and not defined
                -----------
herein shall the respective meanings assigned thereto in the Credit and Security Agreement. In addition:

     "Agreements" means the Sale Agreement and the Credit and Security
Agreement.

     "Servicing Agreement" has the meaning provided in the Credit and Security Agreement.

     "Guaranteed Obligations" means, collectively all obligations of Mohawk Servicing as Servicer under the Credit and Security Agreement and the Servicing Agreement or which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer.

     Section 2. Guaranty of Performance of Guaranteed Obligations. Performance
                 ------------------------- ----------------------
Guarantor hereby guarantees to Recipient, the full and punctual payment and performance of the Guaranteed Obligations incurred prior to the earlier of (i) the time such Servicing Agreement is terminated or (ii) the time Mohawk Servicing or an Affiliate thereof is no longer the Servicer under the Servicing Agreement. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of Mohawk Servicing and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Mohawk Servicing to Recipient, the Agent or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or any Lender in favor of Mohawk Servicing or any other Person or other means of obtaining payment. Should Mohawk Servicing default in the performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

     Section 3. Performance Guarantor's Further Agreements to Pay. Performance
                ------------------------------- -----------------
Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

     Section 4. Waivers by Performance Guarantor. Performance Guarantor waives
                --------------------------------
notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by Mohawk Servicing or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from Mohawk Servicing, on a continuing basis, information concerning the financial condition of Mohawk Servicing, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses
(i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with Mohawk Servicing and with each other party who now is or after October 26, 2000 becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end, Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof, (e) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Mohawk Servicing in connection herewith or any unrelated transaction; or (f) any failure on the part of Mohawk Servicing to perform or comply with any term of the Guaranteed Obligations whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (f) of this Section 4.

     Section 5. Unenforceability of Guaranteed Obligations Against Mohawk
                ---------------------------------------------------------
Servicing. Notwithstanding (a) any change of ownership of Mohawk Servicing or
---------
the insolvency, bankruptcy or any other change in the legal status of Mohawk Servicing; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of Mohawk Servicing or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from Mohawk Servicing for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Mohawk Servicing or for any other reason with respect to Mohawk Servicing, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

     Section 6. Representations and Warranties. Performance Guarantor hereby
                ------------------------------
represents and warrants to Recipient that:

     (a)  Existence and Standing. Performance Guarantor is a corporation duly
          ----------------------
organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

     (b)  Authorization, Execution and Delivery; Binding Effect. The execution
          -----------------------------------------------------
and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (c)  No Conflict; Government Consent. The execution and delivery by
          -------------------------------
Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor

(except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

               (d)  Financial Statements. The consolidated financial
                    --------------------
statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 1999 and June 30, 2000 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) June 30, 2000 and (ii) the last time this representation was made or deemed made, no event has occurred which would or is reasonably likely to have a Material Adverse Effect.

               Section 7.  Subrogation; Subordination. Notwithstanding
                           --------------------------
anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or any Lender against Mohawk Servicing and (b) will not claim any setoff, recoupment or counterclaim against Mohawk Servicing in respect of any liability of Performance Guarantor to Mohawk Servicing. The payment of any amounts due with respect to any indebtedness of Mohawk Servicing now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Mohawk Servicing to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

               Section 8.  Termination of Performance Undertaking. Performance
                           --------------------------------------
Guarantor's obligations hereunder shall continue in full force and effect until the earlier to occur of (i) the time such Servicing Agreement is terminated, or
(ii) the time Mohawk Servicing is no longer the Servicer under the Servicing Agreement and the Credit and Security Agreement, except as to the Guaranteed Obligations incurred prior to such date which remain unsatisfied. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

               Section 9.  Effect of Bankruptcy. Subject to Sections 2 and 8
                           --------------------
hereof, this Performance Undertaking shall survive the insolvency of Mohawk Servicing and the commencement of any case or proceeding by or against Mohawk Servicing under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to Mohawk Servicing or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Mohawk Servicing is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

               Section 10. Taxes. All payments to be made by Performance
                           -----
Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

               Section 11. Further Assurances. Performance Guarantor agrees
                           ------------------
that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request.

               Section 12. Successors and Assigns. This Undertaking shall be
                           ----------------------
binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and permitted assigns. Neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each of Recipient and the Agent; provided, however, that Performance Guarantor hereby acknowledges and consents to Recipient's grant of a security interest in this Undertaking to Agent for the benefit of Lender.

               Section 13. Amendments and Waivers. No amendment or waiver of
                           ----------------------
any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

               Section 14. Notices. All notices and other communications
                           -------
provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Any notice by any party to the other must include a copy to the Agent at the address specified in the Credit and Security Agreement. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 14.

               Section 15. GOVERNING LAW. THIS UNDERTAKING SHALL BE
                           -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA.

               Section 16. CONSENT TO JURISDICTION. EACH OF PERFORMANCE
                           -----------------------
GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

               Section 18. Bankruptcy Petition. Performance Guarantor hereby
                           -------------------
covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Section 19. Miscellaneous. This Undertaking constitutes the
                           -------------
entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

               IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                    MOHAWK INDUSTRIES, INC.

                                    By: ________________________
                                    Name:  Sidney J. Frost
                                    Title: Vice President and Treasurer

                                    Address for Notices: 160 S. Industrial Blvd.
                                                         Calhoun, GA 30703
                                                         Attn:  Sidney J. Frost
                                                         Fax:   (706) 625-3851

Acknowledged and Agreed:

MOHAWK FACTORING, INC.

By: _____________________
Name:  Linda Bubacz
Title: Assistant Treasurer and Secretary

Address for Notices: 300 Delaware Avenue
                     Suite 1273 C
                     Wilmington, Delaware 19801
                     Attn:  Linda Bubacz
                     Fax:  (302) 552-3128

                                  SCHEDULE A

                         COMMITMENTS OF LIQUIDITY BANKS

     ---------------------------------------------------------------------
            Liquidity Banks                              Commitment
            ---------------                              ----------
          Wachovia Bank, N.A.                           $205,000,000
     ---------------------------------------------------------------------

                                  SCHEDULE B

                    DOCUMENTS TO BE DELIVERED TO THE AGENT

                      ON OR PRIOR TO THE INITIAL PURCHASE

          1. Executed copies of the Credit and Security Agreement, duly executed by the parties thereto.

          2. Executed copy of the Performance Undertaking, duly executed by the Performance Guarantor.

          3. Copy of the Resolutions of the Board of Directors of each Loan Party and Performance Guarantor certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

          4. Articles or Certificate of Incorporation of each Loan Party and Performance Guarantor certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Advance.

          5. Good Standing Certificate for each Loan Party and Performance Guarantor issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

          a.  Borrower:                 Delaware

          b.  Servicer:                 Delaware; Georgia

          c.  Performance Guarantor:    Delaware; Georgia

          6. A certificate of the Secretary of each Loan Party and Performance Guarantor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

          7. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Loan Party from the following jurisdictions:

          a.  Borrower:                 Delaware; Georgia; Tennessee

          b.  Originators:              Georgia

          8. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Advance in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

          9. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Borrower.

          10. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account to be delivered not later than 45 days of the first Advance hereunder.

          11. A favorable opinion of legal counsel for the Loan Parties and Performance Guarantor reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

          (a) Each of the Loan Parties and Performance Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the state of where each is organized

          (b) The execution and delivery by each of the Loan Parties and Performance Guarantor of the Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such entity and will not:

          (i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

          (ii) contravene, or constitute a default under the Georgia Business Corporations Code or the Delaware General Corporations Law to the extent applicable, its articles or certificate of incorporation or bylaws or, to such counsel's knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon such entity; or

          (iii) result in the creation or imposition of any Adverse Claim on assets of such entity or any of its Subsidiaries (except as contemplated by the Transaction Documents).

          (d) Each of the Transaction Documents to which each of the Loan Parties and Performance Guarantor is a party has been duly executed and delivered by such entity and constitutes the legally valid, and binding obligation of such entity enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought and exclusions for contribution and/or indemnity.

          (e) The provisions of the Credit and Security Agreement are effective to create valid security interests in favor of the Agent, for the benefit of the Secured Parties, in all of Borrower's right, title and interest in and to the Receivables and their proceeds thereof described therein which constitute "accounts," "chattel paper" or "general intangibles" (each as defined in the UCC) (collectively, the "Opinion Collateral"), as security for the payment of the Obligations.

          (f) Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of the Agent, for the benefit of the Secured Parties, in the Opinion Collateral will be perfected.

          (g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of the Agent in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by Borrower, the priority of which is determined solely by the filing of a financing statement in the [describe filing offices].

          (h) Neither of the Loan Parties nor the Performance Guarantor is a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          12. A certificate of a Responsible Financial Officer of each of the Loan Parties certifying that no Amortization Event or Unmatured Amortization Event exists and is continuing as of the date of the initial Advance.

          13.  The Fee Letter.

          14.  A Monthly Report as of September 30, 2000.

          15. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement. [Not applicable]

          16. The Liquidity Agreement, duly executed by each of the parties thereto.

          17. A copy of the Subordinated Noted issued by Mohawk Factoring, Inc. in favor of Mohawk Resources, Inc.

          18. The Receivables Sale Agreement and each of the closing documents required thereunder.

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE I. THE ADVANCES...................................................................................    1

Section 1.1     Credit Facility...........................................................................    1
Section 1.2     Increases.................................................................................    2
Section 1.3     Decreases.................................................................................    2
Section 1.4     Deemed Collections; Borrowing Limit.......................................................    3
Section 1.5     Payment Requirements......................................................................    4
Section 1.6     Ratable Loans; Funding Mechanics; Liquidity Fundings......................................    4

ARTICLE II. PAYMENTS AND COLLECTIONS......................................................................    5

Section 2.1     Payments..................................................................................    5
Section 2.2     Collections Prior to Amortization; Demand for Payment of Certain Demand Advances..........    5
Section 2.3     Demand for Payment of Demand Advances on the Amortization Date; Collections Following
                Amortization..............................................................................    6
Section 2.4     Payment Recission.........................................................................    7

ARTICLE III. BLUE RIDGE FUNDING...........................................................................    7

Section 3.1     CP Costs..................................................................................    7
Section 3.2     Calculation of CP Costs...................................................................    7
Section 3.3     CP Costs Payments.........................................................................    7
Section 3.4     Default Rate..............................................................................    7

ARTICLE IV. LIQUIDITY BANK FUNDING........................................................................    8

Section 4.1     Liquidity Bank Funding....................................................................    8
Section 4.2     Interest Payments.........................................................................    8
Section 4.3     Selection and Continuation of Interest Periods............................................    8
Section 4.4     Liquidity Bank Interest Rates.............................................................    8
Section 4.5     Suspension of the LIBO Rate...............................................................    9
Section 4.6     Default Rate..............................................................................    9

ARTICLE V. REPRESENTATIONS AND WARRANTIES.................................................................    9

Section 5.1     Representations and Warranties of the Loan Parties........................................    9
Section 5.2     Liquidity Bank Representations and Warranties.............................................   13

ARTICLE VI. CONDITIONS OF ADVANCES........................................................................   13

Section 6.1     Conditions Precedent to Initial Advance...................................................   13
Section 6.2     Conditions Precedent to All Advances......................................................   13

ARTICLE VII. COVENANTS....................................................................................   14

Section 7.1     Affirmative Covenants of the Loan Parties.................................................   14
Section 7.2     Negative Covenants of the Loan Parties....................................................   19

ARTICLE VIII. ADMINISTRATION AND COLLECTION...............................................................   20

Section 8.1     Designation of Servicer...................................................................   20
Section 8.2     Duties of Servicer........................................................................   21
Section 8.3     Collection Notices........................................................................   22
Section 8.4     Responsibilities of Borrower..............................................................   23
Section 8.5     Monthly Reports...........................................................................   23
Section 8.6     Servicing Fee.............................................................................   23

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
ARTICLE IX. AMORTIZATION EVENTS..........................................................................    23

Section 9.1     Amortization Events......................................................................    23
Section 9.2     Remedies.................................................................................    25

ARTICLE X. INDEMNIFICATION...............................................................................    26

Section 10.1    Indemnities by the Loan Parties..........................................................    26
Section 10.2    Increased Cost and Reduced Return........................................................    28
Section 10.3    Other Costs and Expenses.................................................................    29

ARTICLE XI. THE AGENT....................................................................................    29

Section 11.1    Authorization and Action.................................................................    29
Section 11.2    Delegation of Duties.....................................................................    29
Section 11.3    Exculpatory Provisions...................................................................    29
Section 11.4    Reliance by Agent........................................................................    30
Section 11.5    Non-Reliance on Agent and Other Lenders..................................................    30
Section 11.6    Reimbursement and Indemnification........................................................    31
Section 11.7    Agent in its Individual Capacity.........................................................    31
Section 11.8    Successor Agent..........................................................................    31

ARTICLE XII. ASSIGNMENTS; PARTICIPATIONS.................................................................    31

Section 12.1    Assignments..............................................................................    31
Section 12.2    Participations...........................................................................    32

ARTICLE XIII. SECURITY INTEREST..........................................................................    33

Section 13.1    Grant of Security Interest...............................................................    33
Section 13.2    Termination after Final Payout Date......................................................    33

ARTICLE XIV. MISCELLANEOUS...............................................................................    33

Section 14.1    Waivers and Amendments...................................................................    33
Section 14.2    Notices..................................................................................    34
Section 14.3    Ratable Payments.........................................................................    35
Section 14.4    Protection of Agent's Security Interest..................................................    35
Section 14.5    Confidentiality of Fee Letter............................................................    35
Section 14.6    Bankruptcy Petition......................................................................    36
Section 14.7    CHOICE OF LAW............................................................................    36
Section 14.8    CONSENT TO JURISDICTION..................................................................    37
Section 14.9    WAIVER OF JURY TRIAL.....................................................................    37
Section 14.10   Integration; Binding Effect; Survival of Terms...........................................    37
Section 14.11   Counterparts; Severability; Section References...........................................    38
Section 14.12   Wachovia Roles...........................................................................    38

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                            Exhibits and Schedules

Exhibit I      Definitions

Exhibit II     Form of Borrowing Notice

Exhibit III Places of Business of the Loan Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV     Names of Collection Banks; Collection Accounts

Exhibit V      Form of Compliance Certificate

Exhibit VI     Form of Collection Account Agreement

Exhibit VII    Form of Assignment Agreement

Exhibit VIII   Credit and Collection Policy

Exhibit IX     Form of Monthly Report

Exhibit X      Form of Performance Undertaking



Schedule A     Commitments

Schedule B     Closing Documents

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